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                                                                     Exhibit 1.1

                       KINGSWAY FINANCIAL CAPITAL TRUST I

                              KINGSWAY AMERICA INC.

                           KINGSWAY U.S. FUNDING INC.

                        KINGSWAY FINANCIAL SERVICES INC.

                           ____% Preferred Securities
                 (Liquidation Amount $25 per Preferred Security)

                             UNDERWRITING AGREEMENT

                                                                        __, 2003

ADVEST, INC.
FERRIS, BAKER WATTS, INCORPORATED
KEEFE, BRUYETTE & WOODS, INC.
RAYMOND JAMES & ASSOCIATES, INC.
SANDLER O'NEILL & PARTNERS, L.P.
PUTNAM LOVELL NBF SECURITIES INC.
RBC DAIN RAUSCHER INC.
As Representatives of the Several
Underwriters Named in Schedule I Hereto
c/o Advest, Inc.
One Rockefeller Plaza, 20th Floor
New York, New York 10020

Ladies and Gentlemen:

     Kingsway Financial Capital Trust I (the "Trust"), a statutory trust organized under the Delaware Statutory Trust Act (the "Delaware Act") of the State of Delaware (Chapter 38, Title 12, of the Delaware Code, 12 Del. C.
Section 3801 et seq.), Kingsway U.S. Funding Inc., a Delaware corporation (the "Company"), as depositor of the Trust, Kingsway Financial Services Inc., an Ontario corporation (the "Guarantor"), as guarantor of (x) the Preferred Securities (as defined below) to the extent set forth in the Preferred Securities Guarantee Agreement to be dated as of ________, 2003 (the "Preferred Securities Guarantee Agreement"), between the Guarantor and BNY Midwest Trust Company ("Trust Company"), an Illinois trust company, as Trustee (the "Guarantee Trustee"), and (y) the Junior Subordinated Debentures (as defined below) to the extent set forth in the Indenture (as defined below), and Kingsway America Inc.

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("Kingsway America"), a Delaware corporation and wholly owned subsidiary of the
Guarantor, hereby confirm their agreement with you and the several underwriters, on whose behalf you have been duly authorized to act as their representatives (the "Representatives"), as follows:

     1. Introduction. Upon the terms and conditions set forth in this Underwriting Agreement (this "Agreement"), the Trust agrees to, and the Company agrees to cause the Trust to, issue and sell to the several underwriters identified in Schedule I annexed hereto (the "Underwriters"), who are acting
severally and not jointly, an aggregate liquidation amount of $       (the "Firm
Securities") of the Trust's ______% preferred securities, representing undivided beneficial interests in the assets of the Trust (the "Preferred Securities"). The Trust also proposes to, and the Company also proposes to cause the Trust to, issue and sell to the Underwriters, at the Underwriters' option, up to an
additional $       aggregate liquidation amount of Preferred Securities (the
"Option Securities") in proportion to the amounts set forth opposite their respective names in Schedule I hereto.

     The Preferred Securities and the Common Securities (as defined herein) are to be issued pursuant to the terms of an Amended and Restated Declaration of Trust to be dated as of _____________, 2003 (the "Trust Agreement"), among the Company, as depositor, the Trust Company, as property trustee (in such capacity, "Property Trustee"), The Bank of New York (Delaware) ("Delaware Trust"), a Delaware banking corporation, as Delaware trustee ("Delaware Trustee"), the Administrative Trustees named therein, and the holders from time to time of undivided beneficial interests in the assets of the Trust. The Preferred Securities will be guaranteed by the Guarantor on a subordinated basis and subject to certain limitations with respect to distributions and payments upon liquidation, redemption or otherwise (the "Preferred Securities Guarantee") pursuant to the Preferred Securities Guarantee Agreement. The assets of the Trust will consist of __% junior subordinated deferrable interest debentures, due _____, 2033 (the "Junior Subordinated Debentures") of the Company which will be issued under a Junior Subordinated Indenture to be dated as of ________, 2003 (the "Indenture"), among the Company, the Guarantor and the Trust Company, as Trustee (in such capacity, "Indenture Trustee"). The Guarantor will fully and unconditionally guarantee on a subordinated basis payments in respect of the Junior Subordinated Debentures (the "Debenture Guarantee," and together with the Preferred Securities Guarantee, the "Guarantees") pursuant to the Indenture. Under certain circumstances, the Junior Subordinated Debentures will be distributable to the holders of undivided beneficial interests in the assets of the Trust. The entire proceeds from the sale of the Preferred Securities will be combined with the entire proceeds from the sale by the Trust to the Company of the Trust's common securities, representing undivided beneficial interests in the assets of the Trust (the "Common Securities"), and will be used by the Trust to purchase an equivalent amount of the Junior Subordinated Debentures from the Company. Kingsway America will issue to the Company subordinated notes with economic terms substantially similar to the Junior Subordinated Debentures (the "Subordinated Notes"). The Company will use the entire proceeds from the sale of the Junior Subordinated Debentures to purchase the Subordinated Notes.

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     For purposes of the Underwriting Agreement, the Company, the Guarantor, the
Trust and Kingsway America are sometimes collectively referred to herein as the "Offerors."

     2. Representations and Warranties. Each of the Offerors represents and warrants to, and agrees with, each of the Underwriters as follows:

     (a) The Offerors have filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form F-3 (No. 333-100655) and a related preliminary prospectus for the registration of the Preferred Securities, the Subordinated Notes, the Guarantees and the Junior Subordinated Debentures under the Securities Act of 1933, as amended (the "Securities Act"), and the rules and regulations thereunder (the "Securities Act Regulations"). The Guarantor is a "foreign private issuer" (as defined in Rule 405 of the Securities Act Regulations). The Offerors meet the requirements for use of Form F-3 under the Securities Act. The Offerors have prepared and filed such amendments thereto and such amended preliminary prospectuses as may have been required to the date hereof, and will file such additional amendments thereto and such amended prospectuses as may hereafter be required. The registration statement has been declared effective under the Securities Act by the Commission. The registration statement as amended at the time it became effective (including the Prospectus (as defined below) and all documents incorporated or deemed incorporated by reference therein at the time it became effective pursuant to Rule 430A(b) of the Securities Act Regulations) is hereinafter called the "Registration Statement," except that, (i) if the Offerors file a post-effective amendment to such registration statement which becomes effective prior to the Closing Date (as defined below), "Registration Statement" shall refer to such registration statement as so amended and (ii) if the Offerors file an abbreviated registration statement to register additional Preferred Securities, Subordinated Notes, Guarantees and Junior Subordinated Debentures pursuant to Rule 462(b) under the Securities Act (the "Rule 462 Registration Statement"), "Registration Statement" shall be deemed to include such Rule 462 Registration Statement. Each prospectus included in the registration statement, or amendments thereof, before it became effective under the Securities Act and any prospectus filed with the Commission by the Offerors with the consent of the Underwriters pursuant to Rule 424(a) of the Securities Act Regulations (including the documents incorporated or deemed incorporated by reference therein) is hereinafter called the "Preliminary Prospectus." The term "Prospectus" means the final prospectus (including the documents incorporated by reference therein), as first filed with the Commission pursuant to paragraph (1) or (4) of Rule 424(b) of the Securities Act Regulations. The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus or Prospectus.

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     (b)  Each of the Company, the Guarantor and Kingsway America and each other
          Subsidiary (as defined below) is duly incorporated and validly existing as a corporation or other legal entity, as the case may be, in good standing under the laws of the jurisdiction of its organization with full power and authority (corporate and other) to own, lease and operate its properties and conduct its business as described in the Prospectus; the Guarantor has no subsidiaries except those set forth in Schedule II attached hereto (each a "Subsidiary" and collectively, the "Subsidiaries"); the Guarantor owns, directly or indirectly, beneficially and of record all of the outstanding capital stock or equity interests of each Subsidiary, including, without limitation, the Company, free and clear of any claim, lien, encumbrance or security interest, except as described in the Prospectus. The Guarantor and each Subsidiary is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which any of them own or lease properties, has an office, or in which the business conducted by any of them make such qualification necessary, except where the failure to so qualify would not have a material adverse effect on the condition (financial or otherwise), business, prospects, assets, properties, results of operations or net worth of the Guarantor and the Subsidiaries taken as a whole ("Material Adverse Effect"); and no proceeding has been instituted in any jurisdiction revoking, limiting or curtailing, or seeking to revoke, limit or curtail, such power and authority or qualification.

     (c) The Trust has been duly created and is validly existing in good standing as a statutory trust under the Delaware Act with full trust power and authority to own, lease and operate its properties and conduct its business as described in the Prospectus and to enter into and perform its business obligations under the Trust Agreement and this Agreement and to issue and perform its obligations under the Preferred Securities and the Common Securities. The Trust has conducted and will conduct no business, and exists solely to enter into the transactions contemplated by the Trust Agreement and described in the Prospectus. The Trust is not a party to or otherwise bound by any agreement other than this Agreement and those described in the Prospectus. The Trust is and will be classified for U.S. federal income tax purposes as a grantor trust and not as an association taxable as a corporation. The Trust is and will be treated as a consolidated subsidiary of the Company pursuant to generally accepted accounting principles as applied in Canada.

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     (d)  The Preferred Securities have been duly and validly authorized for issuance and sale to the Underwriters pursuant to this Agreement and, when executed and authenticated in accordance with the terms of the Trust Agreement and delivered to the Underwriters against payment of the consideration set forth herein, will constitute valid and legally binding obligations of the Trust, enforceable in accordance with their terms and entitled to the benefits provided by the Trust Agreement (except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, receivership, readjustment of debt, moratorium, fraudulent conveyance or similar laws relating to or affecting creditors' rights generally or general equity principles (whether considered in a proceeding in equity or at law)) and will conform in all material respects to the statements relating thereto contained in the Prospectus. The Trust Agreement has been duly authorized and, when executed by the proper officers of the Company and delivered by the Company, will have been duly executed and delivered by the Company, and assuming due authorization and execution of the Trust Agreement by each other party thereto, will constitute the valid and legally binding instrument of the Company, enforceable in accordance with its terms (except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, receivership, readjustment of debt, moratorium, fraudulent conveyance or similar laws relating to or affecting creditors' rights generally or general equity principles (whether considered in a proceeding in equity or at law)). The Junior Subordinated Debentures have been duly and validly authorized for delivery by the Company and, when duly authenticated in accordance with the terms of the Indenture and delivered to the Trust against payment of the consideration set forth therein, will constitute valid and legally binding obligations of the Company entitled to the benefits provided by the Indenture and enforceable against the Company in accordance with their terms (except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, receivership, readjustment of debt, moratorium, fraudulent conveyance or similar laws relating to or affecting creditors' rights generally or general equity principles (whether considered in a proceeding in equity or at law)). The Common Securities have been duly and validly authorized for issuance and sale to the Company pursuant to the Trust Agreement and, when issued and delivered in accordance with the terms of the Trust Agreement and delivered to the Company against payment, will constitute validly issued and (subject to the terms of the Trust Agreement) fully paid and non-assessable undivided beneficial interests in the assets of the Trust and will conform in all material respects to all statements relating thereto contained in the Prospectus; and at the Closing Date all of the issued and outstanding Common Securities of the Trust will be directly owned by the Company free and clear of any security interest, pledge, lien encumbrance, claim or equity (subject to the terms of the Trust Agreement). The Subordinated Notes have been duly and validly authorized for delivery by

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          Kingsway America and, when issued and delivered to the Company against payment of the consideration set forth therein, will constitute the valid and legally binding obligations of Kingsway America, enforceable in accordance with their terms (except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, receivership, readjustment of debt, moratorium, fraudulent conveyance or similar laws relating to or affecting creditors' rights generally or general equity principles (whether considered in a proceeding in equity or at law)). The Indenture has been duly authorized and, when executed by the proper officers of the Company and the Guarantor and delivered by the Company and the Guarantor, will have been duly executed and delivered by the Company and the Guarantor and, assuming due authorization and execution of the Indenture by each other party thereto, will constitute the valid and legally binding instrument of the Company and the Guarantor, enforceable in accordance with its terms (except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, receivership, readjustment of debt, moratorium, fraudulent conveyance or similar laws relating to or affecting creditors' rights generally or general equity principles (whether considered in a proceeding in equity or at law)). The Preferred Securities Guarantee Agreement has been duly authorized and, when executed by the proper officers of the Guarantor and delivered by the Guarantor, will have been duly executed and delivered by the Guarantor and, assuming due authorization and execution of the Preferred Securities Guarantee Agreement by the Guarantee Trustee, will constitute the valid and legally binding instrument of the Guarantor, enforceable in accordance with its terms (except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, receivership, readjustment of debt, moratorium, fraudulent conveyance or similar laws relating to or affecting creditors' rights generally or general equity principles (whether considered in a proceeding in equity or at law)). The Trust Agreement, the Preferred Securities Guarantee Agreement and the Indenture have been duly qualified under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). The Preferred Securities, the Common Securities, the Trust Agreement, the Preferred Securities Guarantee Agreement, the Junior Subordinated Debentures, the Debenture
          Guarantee, the Indenture and the Subordinated Notes conform in all material respects to the descriptions thereof contained in the Registration Statement and the Prospectus.

     (e) Neither any Offeror nor any Subsidiary, is, or with the giving of notice or lapse of time or both will be, in violation or breach of, or in default under, nor will the execution or delivery of, or the performance and consummation of the transactions contemplated by this Agreement (including, but not limited to, the offer, sale or delivery of the Preferred Securities), conflict with, or result in a violation or breach of, or constitute a default under, any provision of the organization documents of the Trust or the Articles of Incorporation (as amended or restated to date) or Bylaws

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          (as amended or restated to date) of the Offerors, or other governing or organizational documents of any Subsidiary, or of any provision of any agreement, contract, mortgage, deed of trust, lease, loan agreement, indenture, note, bond, or other evidence of indebtedness, or other material agreement or instrument to which any Offeror or any Subsidiary is a party or by which any of them is bound or to which any of their properties is subject, nor will the performance by any Offeror of its obligations hereunder violate any rule, regulation, order, or decree, applicable to any Offeror or any Subsidiary of any court or any regulatory body, administrative agency or other governmental body having jurisdiction over any Offeror or any Subsidiary or any of its respective properties, or any order of any court or governmental agency or authority entered in any proceeding to which any Offeror or any Subsidiary was or is now a party or by which it is bound, except those, if any, described in the Prospectus or which are not material to any Offeror.

     (f) No consent, approval, filing, authorization, registration, qualification, or order, including with or by any insurance or reinsurance regulatory agency, is required for the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated by this Agreement, other than such that have been obtained or made, except for compliance with the Securities Act, the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the Blue Sky Laws applicable to the public offering of the Preferred Securities by the Underwriters, the clearance of such offering and the underwriting arrangements evidenced hereby with the National Association of Securities Dealers, Inc. ("NASD"), and the listing of the Preferred Securities on the New York Stock Exchange (the "NYSE").

     (g) This Agreement has been duly authorized, executed and delivered by the Offerors and constitutes a valid and binding obligation of the Offerors, and assuming due authorization and execution of this Agreement by the Representatives is enforceable against the Offerors in accordance with its terms (except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, receivership, readjustment of debt, moratorium, fraudulent conveyance or similar laws relating to or affecting creditors' rights generally or general equity principles (whether considered in a proceeding in equity or at law)).

     (h) Each Preliminary Prospectus complies in all material respects with the requirements of the Securities Act and the Securities Act Regulations. Each document, if any, filed or to be filed pursuant to the Exchange Act, and incorporated by reference in the Prospectus complied or will comply when so filed in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder. As of the effective date of the Registration Statement, and at all times subsequent thereto up to and including the Closing Date or any Option Closing Date

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          (as defined below), the Registration Statement and the Prospectus, and any amendments or supplements thereto, contained or will contain all material statements that are required to be stated therein in accordance with the Securities Act and the Securities Act Regulations and conformed or will conform in all material respects to the requirements of the Securities Act and the Securities Act Regulations, and neither the Registration Statement nor the Prospectus, nor any amendment or supplement thereto included or will include any untrue statement of a material fact or omitted or will omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that no representation or warranty is made as to information contained in or omitted from the Registration Statement, the Prospectus or any amendment or supplement in reliance upon and in conformity with written information furnished to the Offerors by or on behalf of the Underwriters specifically for inclusion therein. The Offerors acknowledge that the only information relating to the Underwriters furnished in writing to the Offerors by or on behalf of the Underwriters specifically for inclusion in the Registration Statement and Prospectus is the following information: (i) the names of the Underwriters set forth on the front and back covers of the Prospectus;
          (ii) the aggregate liquidation amount of Preferred Securities to be purchased by each Underwriter set forth under the "Underwriting" section; (iii) the amounts of the selling concession and reallowance set forth in the "Underwriting" section and (iv) the statements set forth in the third and sixth paragraphs under the section "Underwriting."

     (i) There are no persons with registration or other similar rights to have any equity or debt securities registered for sale under the Registration Statement or included in the offering contemplated by this Agreement or otherwise registered by the Guarantor or any Subsidiary under the Securities Act.

     (j) KPMG LLP, who has audited, reviewed and expressed their opinion with respect to the financial statements and schedules filed with the Commission as a part of the Registration Statement and included or to be included, as the case may be, in the Prospectus and in the Registration Statement, and whose report is included in the Prospectus and the Registration Statement and in the Guarantor's Form 6-K incorporated by reference into the Registration Statement, are independent accountants as required by the Securities Act and the Securities Act Regulations.

     (k) The financial statements and schedules and the related notes thereto included or to be included, as the case may be, in the Registration Statement, the Preliminary Prospectus and the Prospectus present fairly the financial position of the entities purported to be shown thereby as of the respective dates of such financial statements and schedules and the results of operations and changes in equity and in cash flows of the entities purported to be shown thereby for the respective periods covered thereby,

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          all in conformity with generally accepted accounting principles as applied in Canada consistently applied throughout the periods involved, except as may be expressly stated in the related notes thereto. The reconciliation of such financial statements to U.S. generally accepted accounting principles, as set forth in the related notes thereto, conforms to the requirements of subsection (c) of Item 17 of Form 20-F under the Exchange Act and fairly presents all adjustments necessary for a fair presentation of the results of such periods. The Guarantor has the outstanding capitalization as set forth under the heading "Capitalization" in the Prospectus as of the date indicated therein and there has been no material change therein since such date. The financial, operating and statistical information set forth in the Prospectus under the headings "Prospectus Summary," "Use of Proceeds," "Capitalization," "Ratio of Earnings to Fixed Charges," "Selected Consolidated Financial Information," "Management's Discussion and Analysis of Financial Condition and Results of Operations," and "The Company" are fairly presented and prepared on a basis consistent with the audited financial statements of the Guarantor.

     (l) To the extent that the descriptions in the sections of the Prospectus entitled "Risk Factors," "The Company," "Description of the Trust Preferred Securities," "Description of the Debentures and the Debenture Guarantee," "Description of the Preferred Securities Guarantee," "Relationship Among the Trust Preferred Securities, the Debentures and the Guarantee," "Material U.S. Federal Income Tax Consequences," "Enforcement of Civil Liabilities," "Underwriting" and "Part II - Information Not Required in Prospectus--Item 8. Indemnification of Officers and Directors," constitute matters of law, summaries of legal matters, legal proceedings, legal conclusions, summaries of organizational documents or bylaws, or the documents referred to therein, such descriptions are complete and correct and accurately and fairly present the information required to be shown in all material respects.

     (m) There is no litigation or governmental proceeding, action, or investigation pending or, to the knowledge of any Offeror, threatened, to which any Offeror or any Subsidiary is or may be a party or to which property owned or leased by the Guarantor or any Subsidiary is or may be subject, or related to environmental or discrimination matters, which is required to be disclosed in the Registration Statement or the Prospectus by the Securities Act or the Securities Act Regulations and is not so disclosed, or which questions the validity of this Agreement or any action taken or to be taken pursuant hereto.

     (n) Either the Guarantor or a Subsidiary, as the case may be, has good and marketable title in fee simple to all items of real property and good and marketable title to all the personal properties and assets reflected as owned by the Guarantor or a Subsidiary in the Prospectus (or elsewhere in the Registration Statement), in each case clear of all liens, mortgages, pledges,

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          charges or encumbrances of any kind or nature except those, if any, reflected in the financial statements described above (or elsewhere in the Registration Statement) or which are not material to the Guarantor and the Subsidiaries taken as a whole; all properties held or used by the Guarantor or a Subsidiary under leases, licenses, franchises or other agreements are held by them under valid, existing, binding and enforceable leases, franchises, licenses or other agreements with respect to which it is not in default.

     (o) Neither any Offeror nor any Subsidiary has taken or will take, directly or indirectly, any action designed to cause or result in, or which has constituted or which might reasonably be expected to constitute, stabilization or manipulation, under the Exchange Act or otherwise, of the price of the Preferred Securities.

     (p) Except as reflected in or contemplated by the Registration Statement, since the respective dates as of which information is given in the Registration Statement and prior to the Closing Date and Option Closing Date:

          (i) neither the Guarantor nor any Subsidiary has or will have incurred, without the prior written consent of the Representatives, which consent shall not be unreasonably withheld, any liabilities or obligations, direct or contingent, or entered into any transaction, in either case, that are material to the Guarantor and the Subsidiaries taken as a whole;

          (ii) the Guarantor has not paid or declared, and will not pay or declare, any dividend or other distribution with respect to its capital stock and the Guarantor has not been, and will not be, delinquent in the payment of principal or interest on any outstanding debt obligations;

          (iii) No Subsidiary has or will have paid or declared any dividend or other distribution with respect to its capital stock, other than to a wholly owned Subsidiary of the Guarantor, in the ordinary course of business and consistent with past practices, and no Subsidiary has or will be delinquent in the payment of principal or interest on any outstanding debt obligations; and

          (iv) there has not been and will not be any change in the capital stock or any material change in the indebtedness of the Guarantor or any Subsidiary (except as may result from the closing of the transactions contemplated by this Agreement), or any adverse change in the condition (financial or otherwise), or any development involving a prospective adverse change in their respective businesses (resulting from litigation or otherwise),

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                prospects, properties, condition (financial or otherwise), net worth or results of operations which is material to the Guarantor and the Subsidiaries taken as a whole.

     (q) There is no contract or other document, transaction or relationship required to be described in the Registration Statement, or to be filed as an exhibit to the Registration Statement, by the Securities Act or by the Securities Act Regulations that has not been described or filed as required.

     (r) Except as disclosed in the Prospectus, there are no outstanding (i) securities or obligations of the Guarantor or any Subsidiary convertible into or exchangeable for any capital stock of the Guarantor or any Subsidiary, (ii) warrants, rights or options to subscribe for or purchase from the Guarantor or any Subsidiary any such capital stock or any such convertible or exchangeable securities or obligations or (iii) obligations of the Guarantor or any Subsidiary to issue any shares of capital stock, any such convertible or exchangeable securities or obligations, or any such warrants, rights or options.

     (s) All documents delivered or to be delivered by the Offerors or any of their representatives in connection with the issuance and sale of the Preferred Securities were on the dates on which they were delivered, or will be on the dates on which they are to be delivered, true, complete and correct in all material respects.

     (t) The Guarantor and each Subsidiary have timely filed all necessary U.S. and Canadian federal and all state, provincial, local and foreign income, payroll, franchise, use and other tax returns and timely paid all taxes required to be paid by any of them and, if due and payable, any related or similar assessment, fine or penalty levied against any of them (including interest, if applicable), except those amounts that are being contested in good faith and by appropriate proceedings and as to which adequate reserves have been provided, other than those amounts relating to taxes (other than income taxes) the failure of which to timely pay and provide adequate reserves would not, individually or in the aggregate, have a Material Adverse Effect; and no tax deficiency has been asserted or to the knowledge of the Guarantor or any Subsidiary, threatened against the Guarantor or any Subsidiary that would have a Material Adverse Effect, except as described in the Prospectus. The Guarantor has made adequate charges, accruals and reserves in the applicable financial statements referred to in Section 2(k) above in respect of all U.S. and Canadian federal, state, provincial, local and foreign income, payroll, franchise, use and other taxes for all periods as to which the tax liability of the Guarantor or any of the Subsidiaries has not been finally determined.

     (u) The Offerors have not distributed and will not distribute any prospectus or other offering material (including, without limitation, content on the

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          Guarantor's website that may be deemed to be a prospectus or other offering material) in connection with the offering and sale of the Preferred Securities other than any Preliminary Prospectus or the Prospectus or other materials permitted by the Securities Act to be distributed by the Offerors.

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

     (v) The Guarantor and each Subsidiary has filed, or has had filed on its behalf, on a timely basis, all materials, reports, documents and information, including, but not limited to, annual reports and reports of examination with each applicable insurance or reinsurance regulatory authority, board or agency, which are required to be filed by it, except where the failure to so file would not, individually or in the aggregate, have a Material Adverse Effect.

     (w) Each of the Guarantor and each Subsidiary makes and keeps accurate books and records reflecting its assets and liabilities and maintains proper and adequate internal accounting controls that provide reasonable assurance that (i) transactions are executed in accordance with management's authorization, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles as applied in Canada and to maintain accountability for the assets of the Guarantor and each Subsidiary, (iii) access to assets is permitted only in accordance with management's authorization and (iv) the recorded accountability for assets of the Guarantor and each Subsidiary is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Guarantor and each Subsidiary maintains disclosure controls and procedures required by Rule 13a-15 or Rule 15d-15 under the Exchange Act; such controls and procedures are effective to ensure that all material information concerning the Guarantor and the Subsidiaries is made known on a timely basis to the individuals responsible for the preparation of the Guarantor's filings with the Commission and other public disclosure documents.

     (x) The Guarantor has no off-balance sheet interests or investments other than those in which it holds less than a 5% interest.

     (y) To the knowledge of the Offerors, neither any Offeror nor any Subsidiary has, directly or indirectly, at any time:

          (i) made any unlawful contribution to any candidate for political office, or failed to disclose any contribution in violation of law; or

          (ii) made any payment to any federal, state, local, or foreign government officer or official, or other person charged with similar public or quasi-public duties, other than payments required or permitted by the laws of the United States, Canada, Bermuda, Barbados or any jurisdiction thereof or other applicable foreign jurisdictions.

     (z) The Guarantor or a Subsidiary owns or possesses adequate rights to use all patents, patent applications, trademarks, service marks, trade names, trademark registrations, servicemark registrations, copyrights and licenses necessary for the conduct of the business of the Guarantor and the Subsidiaries or ownership of their respective properties, and neither the Guarantor nor any Subsidiary has received notice of conflict with the asserted rights of others in respect thereof which has not been resolved.

     (aa) The Guarantor and each Subsidiary have in place and effective such policies of insurance, with limits of liability in such amounts, as are reasonably adequate for the conduct of their respective businesses and the value of their respective properties and as is customary for companies engaged in similar businesses in similar industries from insurers of recognized financial responsibility. The Guarantor has no reason to believe that it or any Subsidiary will not be able (i) to renew its existing insurance coverage as and when such policies expire or (ii) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not have a Material Adverse Effect. Neither the Guarantor nor any of the Subsidiaries has been denied any insurance coverage which it has sought or for that it has applied.

     (bb) The Guarantor and each Subsidiary have and hold, and at the Closing Date or Option Closing Date will have and hold, and are operating in compliance with, and have fulfilled and performed all of their obligations with respect to, all permits, certificates, franchises, grants, easements, consents, licenses, approvals, charters, registrations, authorizations and orders (collectively, "Permits") required under all laws, rules and regulations (including, without limitation, laws, rules and regulations applicable to insurance or reinsurance companies and insurance holding companies) in connection with their respective businesses, except where the failure to so comply or to so possess any such Permits would not, individually or in the aggregate, have a Material Adverse Effect, and all of such Permits are in full force and effect, except where the failure to be in full force and effect would not, individually or in the aggregate, have a Material Adverse Effect; and there is no pending proceeding, and neither the Guarantor nor any Subsidiary has received notice of any threatened proceeding, relating to the revocation or modification of any such Permits or that any additional Permit is required. None of the Permits contain any restrictions that are materially burdensome to the Guarantor or any of the Subsidiaries. No insurance or reinsurance regulatory agency or body has issued any order or decree impairing, restricting or prohibiting the payment of dividends by any Subsidiary to the Guarantor or by any of the other Subsidiaries to any other Subsidiary of the Guarantor. None of the Offerors or any Subsidiary is (by virtue of any action, omission to act, contract to which it is a party or by which it is bound, or any occurrence or state of facts whatsoever) in violation of any applicable U.S., Canadian, Bermuda or Barbados federal, state, municipal or local statutes, laws, ordinances, rules, regulations and/or orders issued pursuant to U.S., Canada, Bermuda or Barbados, foreign, federal, state, municipal or local statutes,laws, ordinances, rules or regulations (including, without limitation, those relating to any aspect of environmental protection, occupational safety and health and equal employment practices and laws, rules and regulations applicable to insurance or reinsurance companies and insurance holding companies) heretofore or currently in effect, except such violation that has been fully cured or satisfied without recourse or that would not have a Material Adverse Effect.

     (cc) Except as set forth in the Prospectus, no loss experience has occurred that would require or make it necessary or appropriate for the Guarantor or any Subsidiary to change, alter, modify or amend the Guarantor's or any Subsidiary's methodology or assumption relating to losses.

     (dd) All reinsurance treaties, contracts, agreements and arrangements to which any Subsidiary engaged in the business of insurance or reinsurance is a party are in full force and effect, and no Subsidiary is in violation of, or in default in the performance, observance or fulfillment of, any obligation, agreement, covenant or condition contained therein, except where such violation or default would not, individually or in the aggregate, have a Material Adverse Effect. Neither the Guarantor nor any Subsidiary has received any notice from any of the other parties to such treaties, contracts, agreements or arrangements that the other party intends not to perform such treaty, contract, agreement or arrangement and, to the best knowledge of the Guarantor and the Subsidiaries, the Guarantor and the Subsidiaries have no reason to believe that any such other party will not or cannot perform in any respect its duties or obligations under any such treaty, contract, agreement or arrangement, except to the extent adequately and properly reserved for in the consolidated financial statements of the Guarantor included in the Prospectus and, except where any such non-performance would not, individually or in the aggregate, have a Material Adverse Effect. The Guarantor has no reason to believe that its or each of the Subsidiaries' provisions for unpaid claims are inadequate.

     (ee) The statutory financial statements of each of the Subsidiaries from which certain ratios and other statistical data filed as part of the Registration Statement or included or incorporated in the Prospectus have been derived and for each relevant period have been prepared in conformity with statutory accounting principles or practices required or permitted by the National Association of Insurance Commissioners and/or by the appropriate insurance department of the jurisdiction of domicile of each of such Subsidiaries, and such statutory accounting practices have been applied on a consistent basis throughout the periods involved, except as may otherwise be indicated therein or in the notes thereto, and present fairly the statutory financial position of such Subsidiaries as of the dates thereof, and the statutory basis results of operations of such Subsidiaries for the periods covered thereby.

     (ff) Each of the Guarantor and the Subsidiaries is duly registered, licensed or admitted as an insurer, reinsurer or an insurance holding company (as applicable) in each jurisdiction where it is required to be so registered, licensed or admitted to conduct its business as presently conducted and as described in the Prospectus. Each of the Guarantor and the Subsidiaries is in compliance with all applicable insurance or reinsurance statutes and regulations and has filed all reports, documents or other information required to be filed under such statutes and regulations, and has duly paid all taxes (including franchise and similar fees) it is required to have paid under such statutes and regulations, except where such noncompliance or failure to file would not, individually or in the aggregate, have a Material Adverse Effect; and none of the Guarantor or any Subsidiary has received any notification from any insurance or reinsurance regulatory authority to the effect that any additional authorization, approval, order, consent, license, certificate, permit, registration or qualification from any insurance or reinsurance regulatory authority is needed to be obtained other than as described in the Prospectus or as would not, individually or in the aggregate, have a Material Adverse Effect. Each of the Guarantor and the Subsidiaries maintains its books and records in accordance with applicable insurance or reinsurance statutes and regulations in all material respects.

     (gg) To the knowledge of the Offerors, no change in any insurance or reinsurance laws or regulations is pending that could reasonably be expected to be adopted and if adopted, would have, individually or in the aggregate with all such changes, a Material Adverse Effect.

     (hh) The provisions of any employee pension benefit plan ("Pension Plan") as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), in which the Guarantor or any Subsidiary is a participating employer are in substantial compliance with ERISA, and neither the Guarantor nor any Subsidiary is in material violation of ERISA. The Guarantor, each Subsidiary, or the plan sponsor thereof, as the case may be, has duly and timely filed the reports required to be filed by ERISA in connection with the maintenance of any Pension Plan in which the Guarantor or any Subsidiary is a participating employer, and to the knowledge of the Guarantor or any Subsidiary, no facts, including any "reportable event" as defined by ERISA and the regulations thereunder, exist in connection with any Pension Plan in which the Guarantor or any Subsidiary is a participating employer which might constitute grounds for the termination of such plan by the Pension Benefit Guaranty Corporation or for the appointment by the appropriate U.S. District Court of a trustee to administer any such plan. The provisions of any employee benefit welfare plan, as defined in Section 3(1) of ERISA, in which the Guarantor or any Subsidiary is a participating employer, are in substantial compliance with ERISA, and the Guarantor, any Subsidiary, or the plan sponsor thereof, as the case may be, has duly and timely filed the reports required to be filed by ERISA in connection with the maintenance of any such plans.

     (ii) No Offeror is an open-end investment company, unit investment trust or face-amount certificate company that is, or is required to be, or, immediately after giving effect to the offering and sale of the Preferred Securities and the application of the proceeds thereof as described in the Prospectus will be, or will be required to be, registered under Section 8 of the Investment Company Act of 1940, as amended, or subject to regulation under such Act.

     (jj) To the knowledge of the Offerors, there are no affiliations or associations between any member of the NASD and any of the Offerors' trustees, officers, directors or 5% or greater security holders, except as set forth in the Prospectus.

     (kk) Except as described in the Prospectus, no Offeror is aware of any threatened or pending downgrading in the rating of the Guarantor or any Subsidiary by A.M. Best Company, Inc.

     (ll) No material labor dispute exists with the Guarantor's or any Subsidiary's employees, and to the knowledge of the Guarantor or any Subsidiary, no such labor dispute is threatened. Neither the Company nor the Guarantor has knowledge of any existing or threatened labor disturbance by the employees of any of its principal agents, suppliers, contractors or customers that would have a Material Adverse Effect.

     (mm) Except as disclosed in writing to the Underwriters, to the knowledge of the Guarantor, after due inquiry, none of the directors or executive officers of the Offerors has: (i) ever been convicted of an indictable offense, (ii) ever been convicted of an offense relating to financial or securities-related matters (such as embezzlement, fraud, theft, illegal securities trading or securities fraud), (iii) ever been declared bankrupt or made a voluntary assignment in bankruptcy, or (iv) in the last five years, been subject to any criminal proceedings (other than minor traffic offenses) in the United States, Canada or elsewhere.

     (nn) Neither this Agreement nor any certificate, statement or other document delivered or to be delivered by the Offerors or any Subsidiary contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

     (oo) None of the Underwriters or any subsequent purchasers of the Preferred Securities is subject to any stamp duty, excise or similar tax imposed in connection with the offering, sale or purchase of the Preferred Securities (except for those paid, or that will be paid by the Company).

     (pp) All offers and sales of securities of direct or indirect financing subsidiaries of the Guarantor described in the Prospectus were made outside the United States to certain persons in offshore transactions in compliance on Regulation S under the Act and were exempt from the registration requirements of the Securities Act and such offers and sales are not required to be integrated with the offer and sale of the Preferred Securities pursuant to the Registration Statement.

     3. Purchase Sale and Delivery to Underwriters; Closing. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Trust, the Guarantor and the Company agree that the Trust will issue and sell to the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Trust, the number of Firm Securities set forth opposite the name of such Underwriter in Schedule I at a purchase price of $25 per Firm Security. The Guarantor hereby guarantees the timely performance by the Trust, the Company and Kingsway America of their obligations under this Agreement.

     Payment of the purchase price for, and delivery of, the Firm Securities shall be made at the offices of Skadden, Arps, Slate, Meagher & Flom (Illinois), 333 West Wacker Drive, Chicago, Illinois 60606, or at such other place as shall be agreed upon by the Representatives, the Trust, the Guarantor and the Company, at 9:00 A.M. Central Standard Time, on the fourth business day (unless postponed in accordance with the provisions of Section 12) following the date of this Agreement, or such other time not later than ten (10) business days after such date as shall be agreed upon by the Representatives, the Trust, the Guarantor and the Company (such time and date of payment and delivery being herein called the "Closing Date").

     As compensation (the "Underwriting Commission") for the commitments of the Underwriters contained in this Section 3, the Company hereby agrees to pay to the Underwriters an amount equal to __% of the public offering price of the Preferred Securities. Such payment will be made on the Closing Date with respect to the Firm Securities and on the Option Closing Date with respect to the Option Securities.

     Payment for the Firm Securities shall be made to the Trust by wire transfer of immediately available funds, against delivery to the Underwriters of the Firm Securities to be purchased by them. The Firm Securities shall be issued in the form of one or more fully registered global securities (the "Global Securities") in book-entry form in such denominations and registered in the name of the nominee of The Depository Trust Company (the "DTC") or in such names as the Representatives may request in writing at least two business days before the Closing Date. The Global Securities representing the Firm Securities shall be made available for examination by the Representatives and counsel to the Underwriters not later than 10:30 A.M. Eastern Standard Time on the last business day prior to the Closing Date.

     In addition, on the basis of the representations, warranties and agreements contained herein, but subject to the terms and conditions set forth herein, the Trust hereby grants to the Underwriters an option to purchase, severally and not jointly, from the Trust the Option Securities in the same proportion as the number of Firm Securities set forth opposite their names on Schedule I bears to the total number of Firm Securities, at the same purchase price per Preferred Security to be paid for the Firm Securities, for use solely in covering any over-allotments made by the Underwriters in the sale and distribution of the Firm Securities. The option granted hereunder may be exercised at any time (but not more than once) within thirty (30) days after the date of this Agreement, upon notice by the Representatives to the Trust which sets forth the aggregate liquidation amount of Option Securities as to which the Underwriters are exercising the option, and the time and place at which the certificate representing the Option Securities will be delivered. Such time of delivery may not be earlier than the Closing Date and herein is called the "Option Closing Date." The Option Closing Date shall be determined by the Representatives, but if at any time other than the Closing Date, shall not be earlier than three nor later than five full business days after delivery of such notice to exercise. Certificates for the Option Securities will be made available for inspection at least 24 hours prior to the Option Closing Date at the offices of DTC, or its designated custodian, or at such other location as specified by the Representatives. The manner of payment for delivery of the Option Securities shall be the same as for the Firm Securities as specified in this Section 3.

     4. Representations and Warranties of the Underwriters. The Representatives, on behalf of the Underwriters, represent and warrant to the Company, Kingsway America and the Guarantor that (i) the names of the Underwriters set forth on the front and back covers of the Prospectus, (ii) the aggregate liquidation amount of Preferred Securities to be purchased by each Underwriter set forth in the "Underwriting" section, (iii) the amounts of the selling concession and reallowance set forth in the "Underwriting" section and
(iv) the statements set forth in the third and sixth paragraphs under the section "Underwriting," constitute the only written information furnished to the Offerors by and on behalf of any Underwriter expressly for use in connection with the preparation of the Registration Statement, and such information is correct and complete in all material respects and does not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

     5. Offering by the Underwriters. The Offerors are advised by the Representatives that the Underwriters propose to make a public offering of the Preferred Securities, on the terms and conditions set forth in the Registration Statement from time to time as and when the Underwriters deem advisable after the Registration Statement becomes effective. Because the NASD is expected to view the Preferred Securities as interests in a direct participation program, the offering of the Preferred Securities is being made in compliance with the applicable provisions of Rule 2810 of the NASD's Conduct Rules.

     6. Agreements of the Offerors. Each of the Offerors covenants and agrees with each of the Underwriters that:

     (a) If any information shall have been omitted from the Registration Statement in reliance upon Rule 430A, the Company and/or the Guarantor, at the earliest possible time, will furnish the Representatives with copies of the Prospectus to be filed by the Offerors with the Commission to comply with Rule 424(b) and Rule 430A under the Securities Act, and will file such Prospectus with the Commission in compliance with such rules. Upon compliance with such rules, the Company and/or the Guarantor will so advise the Representatives promptly. The Company and/or the Guarantor will advise the Representatives and counsel to the Underwriters promptly of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of the institution of any proceedings for that purpose, or of any notification received by the Company or the Guarantor of the suspension of qualification of the Preferred Securities for sale in any jurisdiction or the initiation or threatening of any proceedings for that purpose, or of any notification received by the Company or the Guarantor of the suspension of qualification of the Preferred Securities for sale in any jurisdiction or the initiation or threatening of any proceedings for that purpose. The Company and/or the Guarantor also will advise the Representatives and counsel to the Underwriters promptly of any request of the Commission for amendment or supplement of the Registration Statement, of any Preliminary Prospectus, or of the Prospectus, or for additional information, and the Offerors will not file any amendment or supplement to the Registration Statement (either before or after it becomes effective), to any Preliminary Prospectus, or to the Prospectus (including a prospectus filed pursuant to Rule 424(b)) if the Representatives have not been furnished with copies prior to such filing or if the Representatives reasonably object to such filing.

     (b) For the period during which a Prospectus relating to the Preferred Securities is required to be delivered under the Securities Act, the Offerors shall comply with all requirements imposed on them by the Securities Act, as now and hereafter amended, and by the Securities Act Regulations, as from time to time in force, so far as is necessary to permit the continuance of sales or dealings in the Preferred Securities as contemplated by the provisions hereof and the Prospectus. If any event occurs as a result of which the Prospectus, including any subsequent amendment or supplement, would include an untrue statement of a material fact, or would omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it becomes necessary at any time to amend the Prospectus, including any amendment or supplement thereto, to comply with the Securities Act, the Company and/or the Guarantor promptly will advise the Representatives and counsel to the Underwriters thereof and the Offerors will promptly prepare and file with the Commission an amendment or supplement that will correct such statement or omission or an amendment that will effect such compliance; and, if any Underwriter is required to deliver a prospectus nine (9) months or more after the effective date of the Registration Statement, the

          Company and/or the Guarantor, upon request of the Representatives but at the expense of such Underwriter, will prepare promptly such prospectus or prospectuses as may be necessary to permit compliance with the requirements of Section 10(a)(3) of the Securities Act.

     (c) The Offerors will not, prior to the Option Closing Date or thirty (30) days after the date of this Agreement, whichever occurs first, without the prior consent of the Representatives, incur any material liability or obligation, direct or contingent, or enter into any material transaction, other than in the ordinary course of business, or any transaction with a related party which is required to be disclosed in the Prospectus pursuant to Item 404 of Regulation S-K under the Securities Act, except as contemplated by the Prospectus.

     (d) The Guarantor will timely file such reports pursuant to the Exchange Act as are necessary in order to make generally available to its security holders as soon as practicable an earnings statement for the purposes of, and to provide the benefits contemplated by, the last paragraph of Section 11(a) of the Securities Act and Rule 158 promulgated thereunder.

     (e) During such period as a prospectus is required by law to be delivered in connection with sales by an underwriter or dealer, the Company and/or Guarantor will furnish to the Representatives, at the expense of the Company or Guarantor, copies of the Registration Statement, the Prospectus, any Preliminary Prospectus, and all amendments and supplements to any such documents, in each case as soon as available and in such quantities as the Representatives may reasonably request, for the purposes contemplated by the Securities Act.

     (f) The Offerors will use their best efforts to take or cause to be taken in cooperation with the Representatives and counsel to the Underwriters all actions required in qualifying or registering the Preferred Securities for sale under the Blue Sky Laws of such jurisdictions as the Representatives may reasonably designate, provided the Offerors shall not be required to qualify generally as foreign corporations or as a dealer in securities or to consent generally to the service of process under the law of any such state (except with respect to the offering and sale of the Preferred Securities), and will continue such qualifications or registrations in effect so long as reasonably requested by the Representatives to effect the distribution of the Preferred Securities (including, without limitation, compliance with all undertakings given pursuant to such qualifications or registrations). In each jurisdiction where any of the Preferred Securities shall have been qualified as provided above, the Offerors will file such reports and statements as may be required to continue such qualification for a period of not less than one (1) year from the date of this Agreement.

     (g) The Guarantor will furnish to its security holders annual reports containing financial statements audited by independent chartered accountants. During the period ending three (3) years after the date of this Agreement, (i) as soon as practicable after the end of the fiscal year, the Guarantor will furnish to each of the Representatives two copies of the annual report of the Guarantor containing the audited consolidated balance sheet of the Guarantor as of the close of such fiscal year and corresponding audited consolidated statements of operations, retained earnings and cash flows for the year then ended and (ii) the Guarantor will file promptly and will make available to each of the Representatives as promptly as practicable after the filing thereof, to the extent not otherwise available on the Commission's EDGAR system or another similar document retrieval system of the Commission or on the Guarantor's website, copies of all reports and any definitive proxy or information statements required to be filed by the Guarantor with the Commission pursuant to Section 13, 14, or 15 of the Exchange Act. During such three-year period, the Guarantor or the Company also will make available or furnish, as applicable, to the Representatives one copy of the following, to the extent not otherwise available on the Commission's EDGAR system or another similar document retrieval system of the Commission or on the Guarantor's website:

          (i) as soon as practicable after the filing thereof, each other report, statement, or other document filed by the Guarantor or Company with the Commission;

          (ii) as soon as practicable after the filing thereof, all reports, statements, other documents and financial statements furnished by the Guarantor or the Company to the NYSE pursuant to requirements of or agreements with the NYSE; and

          (iii) as soon as available, each report, statement, or other document of the Guarantor mailed to its stockholders.

     (h) The Offerors will use their best efforts to satisfy or cause to be satisfied the conditions to the obligations of the Underwriters in
          Section 8 hereof.

     (i) The Offerors shall deliver the requisite notice of issuance to the NYSE and shall take all necessary or appropriate action within their power to maintain the authorization for trading of the Preferred Securities on the NYSE for a period of at least thirty-six (36) months after the date of this Agreement.

     (j) The Trust shall comply in all respects with the undertakings given by the Trust in connection with the qualification or registration of the Preferred Securities for offering and sale under the Blue Sky Laws.

     (k) The Trust shall apply the proceeds from its sale of the Preferred Securities, combined with the entire proceeds from the sale by the Trust to the Company of the Trust's Common Securities, to purchase an equivalent amount of Junior Subordinated Debentures. All the proceeds to be received by the Company from the sale of the Junior Subordinated Debentures will be used to purchase an equivalent amount of Subordinated Notes to be issued by Kingsway America in the manner and for the purposes specified under the heading "Use of Proceeds" in the Prospectus. The Offerors shall file, and make available or furnish, as appropriate, to the Underwriters and counsel to the Underwriters copies of all reports as may be required in accordance with Rule 463 under the Securities Act.

     (l) Except for the sale of Preferred Securities pursuant to this Agreement and sales of securities of direct or indirect financing subsidiaries of the Guarantor up to $80 million as previously approved by the Guarantor's board of directors, neither the Guarantor nor any Subsidiary shall, directly or indirectly, offer, sell, contract to sell, issue, distribute, grant any option, right, or warrant to purchase or otherwise dispose of any shares of the Preferred Securities or substantially similar securities, in the open market or otherwise, for a period of one hundred eighty (180) days after the later of the effective date of the Registration Statement or the date of this Agreement, without the express prior written consent of the Representatives.

     (k) Within the 180 day period from the date hereof, all offers and sales of direct and indirect financing subsidiaries of the Guarantor shall be duly registered or exempt from the registration requirements of the Securities Act and, to the extent made within the United States, shall be duly registered or subject to an available exemption from the registration requirements of the applicable state securities or Blue Sky laws, and such offers and sales shall not be required to be integrated with the offer and sale of the Preferred Securities pursuant to the Registration Statement.

     7.   Payment of Expenses and Fees.

     (a) Whether or not the transactions contemplated hereunder are consummated, or if this Agreement is terminated for any reason, the Company will pay or cause to be paid or the Guarantor shall cause the Company to pay, the costs, fees and expenses incurred in connection with the offering of the Preferred Securities as follows:

          (i) All costs, fees and expenses incurred in connection with the performance of the obligations of the Offerors hereunder, including all fees and expenses of the Offerors' accountants and counsel, all costs and expenses incurred in connection with the preparation, printing, filing and distribution (including delivery and shipping costs) of the Registration Statement, each Preliminary

                Prospectus and the Prospectus (including all amendments and exhibits thereto and the financial statements therein), and agreements and supplements provided for herein, this Agreement and other underwriting documents, including various Underwriters' letters and the Preliminary and Supplemental Blue Sky Memoranda;

          (ii) All filing and registration fees and expenses, including the legal fees and disbursements of counsel, incurred in connection with qualifying or registering all or any part of the Preferred Securities, the Guarantees and the Junior Subordinated Debentures for offer and sale under the Blue Sky Laws;

          (iii) All fees and expenses of the Offerors' registrar and transfer agent; all transfer taxes, if any, and all other fees and expenses incurred in connection with the sale and delivery of the Preferred Securities to the Underwriters;

          (iv) The filing fees of the NASD and applicable fees charged by the NYSE for inclusion of the Preferred Securities for listing on the NYSE;

          (v) All other costs and expenses incident to the performance of the Offerors' obligations hereunder which are not otherwise provided for in this Section 7(a); and

     (b) Upon consummation of the transactions contemplated hereunder, the Company will pay or cause to be paid or the Guarantor shall cause the Company to pay, the costs, fees and expenses incurred in connection with the offering of the Preferred Securities by the Underwrites in an amount up to $325,000.

     8. Conditions to the Obligations of the Underwriters. The obligations of the Underwriters under this Agreement shall be subject to the accuracy of the representations and warranties on the part of the Offerors set forth herein as of the Closing Date, and if applicable, as of the Option Closing Date, as the case may be, to the accuracy of the statements of the Offerors' directors and officers, to the performance by the Offerors of their obligations hereunder, and to the following additional conditions, except to the extent expressly waived in writing by the Representatives:

     (a) The Registration Statement and all post-effective amendments thereto shall have been declared effective by the Commission no later than 5:30 p.m. Eastern Time, on the date of this Agreement, or such later time as shall have been consented to by the Representatives in writing, but in any event not later than 5:30 p.m. Eastern Time on the third full business day following the date hereof; if the Offerors omitted information from the Registration Statement at the time it became effective in reliance on Rule 430A under the Securities Act, the Prospectus shall have been filed with the Commission in compliance with Rule 424(b) and Rule 430A under the Securities Act; no stop order suspending the effectiveness of the Registration Statement or any amendment or supplement thereto shall have been issued; no proceeding for the issuance of such an order shall have been initiated or shall be pending or, to the knowledge of the Offerors or the Representatives, threatened or contemplated by the Commission; and any request of the Commission for additional information (to be included in the Registration Statement or the Prospectus or otherwise) shall have been disclosed to the Representatives and complied with to the Representatives' satisfaction.

     (b) The Preferred Securities, the Guarantees and the Junior Subordinated Debentures shall have been qualified or registered for sale, or subject to an available exemption from such qualification or registration, under the Blue Sky Laws of such jurisdictions as shall have been reasonably specified by the Representatives and the offering contemplated by this Agreement shall have been cleared by the NASD.

     (c)  Since the dates as of which information is given in the Registration
Statement:

          (i) There shall not have been any material adverse change, or any development involving a prospective material adverse change, in the ability of the Guarantor or any Subsidiary, to conduct their respective businesses (whether by reason of any court, legislative, other governmental action, order, decree, or otherwise), or in the general affairs, condition (financial and otherwise), business, prospects, properties, management, financial position or earnings, results of operations, or net worth of the Guarantor or any Subsidiary, whether or not arising from transactions in the ordinary course of business;

          (ii) Neither the Guarantor nor any Subsidiary shall have sustained any loss or interference from any labor dispute, strike, fire, flood, windstorm, accident, or other calamity (whether or not insured) or from any court or governmental action, order, or decree; and

          (iii) In any such case described in clause (c)(i) or (ii) above, the effect of which on the Guarantor or any Subsidiary is in the opinion of the Representatives so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Preferred Securities on the terms and in the manner contemplated in the Registration Statement and the Prospectus.

     (d) There shall have been furnished to the Representatives on the Closing Date and the Option Closing Date, except as otherwise expressly provided below:

          (i) The favorable opinion, dated the Closing Date and the Option Closing Date, if any, of Lord, Bissell & Brook, special U.S. counsel to the Company, the Guarantor and Kingsway America, substantially in the form attached hereto as Exhibit A and otherwise in form and substance satisfactory to you;

          (ii) The favorable opinion, dated the Closing Date and the Option Closing Date, if any, of Fogler, Rubinoff LLP, special Canadian counsel to the Guarantor, substantially in the form attached hereto as Exhibit B and otherwise in form and substance satisfactory to you;

          (iii) The favorable opinion, dated the Closing Date and the Option Closing Date, if any, of Conyers Dill & Pearman, special Bermuda counsel to the Guarantor, substantially in the form attached hereto as Exhibit C and otherwise in form and substance satisfactory to you;

          (iv) The favorable opinion, dated the Closing Date and the Option Closing Date, if any, of David King & Co., special Barbados counsel to the Guarantor, substantially in the form attached hereto as Exhibit D and otherwise in form and substance satisfactory to you;

          (v) The favorable opinion, dated the Closing Date and the Option Closing Date, if any, of Emmet, Marvin & Martin, LLP, counsel to the Trust Company, substantially in the form attached hereto as Exhibit E and otherwise in form and substance satisfactory to you;

          (vi) The favorable opinion, dated the Closing Date and the Option Closing Date, if any, of Richards, Layton & Finger, P.A., special Delaware counsel to the Company and the Trust, substantially in the form attached hereto as Exhibit F and otherwise in form and substance satisfactory to you;

          (vii) The favorable opinion, dated the Closing Date and the Option Closing Date, if any, of Richards, Layton & Finger, P.A., special counsel to the Company and the Trust, substantially in the form attached hereto as Exhibit G and otherwise in form and substance satisfactory to you;

          (viii) The favorable opinion, dated the Closing Date and the Option Closing Date, if any, of Lord, Bissell & Brook, special tax counsel for the Offerors, substantially in form attached hereto as Exhibit H and otherwise in form and substance satisfactory to you; and

          (ix) The favorable opinion, dated the Closing Date and the Option Closing Date, if any, of Skadden, Arps, Slate, Meagher & Flom

                 (Illinois), counsel to the Underwriters, as to such matters as the Representatives shall reasonably request.

     In rendering such opinions specified in clause (d)(i), (ii), (iii), (iv),
(v), (vi), (vii) and (ix) above, counsel may rely upon an opinion or opinions, each dated the Closing Date or the Option Closing Date, as the case may be, of other counsel retained by them or the Company and/or the Guarantor as to laws of any jurisdiction other than the United States, the State of Delaware, the State of Illinois or the State of New York, as the case may be, provided that (A) such reliance is expressly authorized by each opinion so relied upon and a copy of each such opinion is delivered to the Representatives and (B) counsel shall state in their opinion that they believe that they and the Underwriters are justified in relying thereon. Insofar as such opinions involve factual matters, such counsel may rely, to the extent such counsel deems proper, upon certificates of officers of the Guarantor, the Subsidiaries and the Trust and certificates of public officials.

     (e) At the time this Agreement is executed and also on the Closing Date and the Option Closing Date, as the case may be, there shall be delivered to the Representatives a letter from KPMG LLP, the Guarantor's independent accountants, the first letter to be dated the date of this Agreement, the second letter to be dated the Closing Date and the third letter to be dated the Option Closing Date, if any, which shall be in form and substance reasonably satisfactory to the Representatives to the effect set forth in Exhibit I and shall contain information as of a date within five days of the date of each such letter. There shall not have been any change set forth in any letter referred to in this subsection (e) and/or set forth in Exhibit I that makes it impracticable or inadvisable in the judgment of the Representatives to proceed with the public offering or purchase of the Preferred Securities as contemplated hereby.

     (f) At the time this Agreement is executed and also on the Closing Date and the Option Closing Date, as the case may be, there shall be delivered to the Representatives a letter from KPMG LLP, American Country Holdings Inc.'s independent accountants, the first letter to be dated the date of this Agreement, the second letter to be dated the Closing Date and the third letter to be dated the Option Closing Date, if any, which shall be in form and substance reasonably satisfactory to the Representatives to the effect set forth in Exhibit J and shall contain information as of a date within five days of the date of each such letter. There shall not have been any change set forth in any letter referred to in this subsection (f) and/or set forth in Exhibit J that makes it impracticable or inadvisable in the judgment of the Representatives to proceed with the public offering or purchase of the Preferred Securities as contemplated hereby.

     (g) On the Closing Date and on the Option Closing Date, if any, a certificate signed by the Chairman of the Board, the President, a Vice Chairman of the Board or any Executive or Senior Vice President and the principal financial or accounting officer of each of the Company, the Guarantor and Kingsway America dated the Closing Date or the Option Closing Date, as the case may be, to the effect that the signers of such certificate have carefully examined the Registration Statement and this Agreement and that:

          (i) The representations and warranties of the Offerors in this Agreement are true and correct in all material respects on and as of the Closing Date or the Option Closing Date, as the case may be, with the same effect as if made on the Closing Date or the Option Closing Date, as the case may be, and the Offerors have complied in all material respects with all the agreements and satisfied in all material respects all the conditions on their part to be performed or satisfied at or prior to the Closing Date or the Option Closing Date, as the case may be;

          (ii) The Commission has not issued an order preventing or suspending the use of the Prospectus or any Preliminary Prospectus or any amendment thereto; no stop order suspending the effectiveness of the Registration Statement has been issued; and, to the knowledge of the respective signatories, no proceeding for that purpose has been instituted or is pending or contemplated under the Securities Act;

          (iii) Each of the respective signatories of the certificate has carefully examined the Registration Statement, the Prospectus, and any amendments or supplements thereto, and such documents contain all material statements and information required to be made therein, and neither the Registration Statement nor any amendment or supplement thereto includes any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading and, since the date on which the Registration Statement was initially filed, no event has occurred that was required to be set forth in an amended or supplemented prospectus or in an amendment to the Registration Statement that has not been so set forth; provided, however, that no representation need be made as to information contained in or omitted from the Registration Statement or any amendment or supplement in reliance upon and in conformity with written information furnished to the Offerors by or on behalf of any Underwriter through the Representatives; and

          (iv) Since the date on which the Registration Statement was initially filed with the Commission, there has not been any material adverse change or a development involving a prospective material adverse change in the business, properties, financial condition, prospects, or earnings of the Guarantor and the Subsidiaries taken as a whole, whether or not arising from transactions in the ordinary course of business, except as disclosed in the Registration Statement as heretofore amended or (but only if the Representatives expressly consent thereto in writing) as disclosed in an amendment or supplement thereto filed with the Commission and delivered to the Representatives after the execution of this Agreement; since such date and except as so disclosed or in the ordinary course of business, neither the Guarantor nor any Subsidiary has incurred any liability or obligation, direct or indirect, or entered into any transaction that is material to the Guarantor or such Subsidiary, as the case may be, not contemplated in the Prospectus; since such date and except as so disclosed there has not been any change in the outstanding capital stock of the Guarantor, the Company and/or Kingsway America, or any change that is material to the Guarantor and the Subsidiaries taken as a whole in the short-term debt or long-term debt of the Guarantor or any Subsidiary; since such date and except as so disclosed, neither the Guarantor nor any of the Subsidiaries have incurred any material contingent obligations, and no material litigation is pending or, to their knowledge, threatened against the Guarantor or any Subsidiary; and, since such date and except as so disclosed, neither the Guarantor nor any of the Subsidiaries have sustained any material loss or interference from any strike, fire, flood, windstorm, accident or other calamity (whether or not insured) or from any court or governmental action, order or decree.

     (h) Except as disclosed in the Prospectus, no downgrading in the rating accorded any debt securities of the Guarantor and/or the Company or the Preferred Securities by any "nationally recognized statistical rating organization" (as that term is defined by the Commission for the purposes of Rule 436(g)(2) under the Securities Act) shall have occurred, or any public announcement that any such organization has under surveillance or review their ratings of any debt securities of the Guarantor, the Company and/or Kingsway America (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating), and if, in any such case, the effect thereof in the judgment of the Representatives makes it impracticable or inadvisable to proceed with the offering of the Preferred Securities.

     (i) Prior to the Closing Date and any Option Closing Date, the Company, the Guarantor and/or Kingsway America shall have furnished to the Representatives such further information, certificates and documents as the Representatives may reasonably request in connection with the offering of the Preferred Securities.

     If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Underwriters by notice from the Representatives to the Guarantor and the Company at any time without liability on the part of any Underwriter, including the Representatives, or the Guarantor, the Company and Kingsway America, except for expenses to be paid by the Company and/or the Guarantor pursuant to Section 7 hereof or reimbursed by the Company and/or the Guarantor pursuant to Section 9 and except to the extent provided in Section 11.

     9. Reimbursement of Underwriters' Expenses. If the sale of the Preferred Securities to the Underwriters on the Closing Date is not consummated because the offering is terminated or indefinitely suspended by the Offerors or by the Representatives for any reason permitted by this Agreement, other than the Underwriters' inability to legally act as Underwriter, the Company will reimburse, or the Guarantor will cause the Company to reimburse, the Underwriters for the Underwriters' reasonable out-of-pocket expenses, including fees and disbursements of their counsel, that shall have been incurred by the Underwriters in connection with the proposed purchase and sale of the Preferred Securities. Any such termination or suspension shall be without liability of any party to the other except that the provisions of this Section 9, and Sections 7 and 11 shall remain effective and shall apply.

     10. Maintain Effectiveness of Registration Statement. The Representatives and the Company, Kingsway America and the Guarantor will use their respective best efforts to prevent the issuance of any stop order or other such order suspending the effectiveness of the Registration Statement and, if such stop order is issued, to obtain the lifting thereof as soon as possible.

     11.  Indemnification and Contribution.

     (a) The Company, Kingsway America and the Guarantor agree to indemnify and hold harmless each Underwriter, each of its directors, officers, partners and agents, and each person, if any, who controls any Underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages, expenses, liabilities, or actions in respect thereof ("Claims"), joint or several, to which such Underwriter or each such controlling person may become subject under the Securities Act, the Exchange Act, the Securities Act Regulations, Blue Sky Laws or other U.S. and Canadian federal or state statutory laws or regulations, at common law or otherwise (including payments made in settlement of any litigation, if such settlement is effected with the written consent of the Company or Guarantor, which consent shall not be unreasonably withheld), insofar as such Claims arise out of or are based upon the inaccuracy or breach of any representation, warranty, or covenant of the Offerors contained in this Agreement, any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus, the Prospectus, or any amendment or supplement thereto or arise out of or are based upon the omission or alleged omission to state in any of the foregoing a material fact required to be stated therein or necessary to make the statements therein not misleading. The Company, Kingsway America and the Guarantor, jointly and severally, agree to reimburse each Underwriter, each of its directors, officers, partners and agents, and each such controlling person promptly for any legal fees or other expenses incurred by such Underwriter or any such controlling person in connection with investigating or defending any such Claim or appearing as a third-party witness in connection with any such Claim; provided, however, that the Company, Kingsway America and the Guarantor will not be liable in any such case to the extent that:

          (i) Any such Claim arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the Prospectus, or any amendment or supplement thereto in reliance upon and in conformity with the written information furnished by or on behalf of the Underwriters to the Offerors expressly for use therein pursuant to Section 4 of this Agreement; or

          (ii) Such statement or omission was contained or made in any Preliminary Prospectus and corrected in the Prospectus and (1) any such Claim suffered or incurred by any Underwriter, any of its directors, officers, partners and agents, (or any person who controls such Underwriter) resulted from an action, claim, or suit by any person who purchased Preferred Securities that are the subject thereof from such Underwriter in the offering of the Preferred Securities, and (2) such Underwriter failed to deliver a copy of the Prospectus (as then amended if the Offerors shall have amended the Prospectus) to such person at or prior to the confirmation of the sale of such Preferred Securities in any case where such delivery is required by the Securities Act, unless such failure was due to failure by the any of the Offerors to provide copies of the Prospectus (as so amended) to the Underwriter as required by this Agreement.

     (b) Each Underwriter severally, but not jointly, agrees to indemnify and hold harmless the Offerors, each of their directors, each of their officers who sign the Registration Statement, and each person who controls such Offeror within the meaning of the Securities Act, against any Claim to which the Offerors, or any such director, officer, or controlling person may become subject under the Securities Act, the Exchange Act, the Securities Act Regulations, or other U.S. federal or state statutory laws or regulations, at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such Underwriter and the Representatives, which consent shall not be unreasonably withheld), insofar as such Claim arises out of or is based upon any untrue or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus, the Prospectus, or any amendment or supplement thereto or arises out of or is based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Preliminary Prospectus, the Prospectus, or any amendment or supplement thereto in reliance upon and in conformity with the written information furnished by or on behalf of such Underwriter to the Offerors pursuant to
          Section 4 of this Agreement. Each Underwriter will severally reimburse any legal fees or other expenses reasonably incurred by the Offerors, or any such director, officer, or controlling person in connection with investigating or defending any such Claim, and from any and all Claims resulting from failure of such Underwriter to deliver a copy of the Prospectus, if the person asserting such Claim purchased Preferred Securities from such Underwriter and a copy of the Prospectus (as then amended if the Offerors shall have amended the Prospectus) was not sent or given by or on behalf of such Underwriter to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Preferred Securities to such person, and if the Prospectus (as so amended) would have cured the defect giving rise to such Claim (unless such failure was due to a failure by the Offerors to provide sufficient copies of the Prospectuses (as so amended) to each Underwriter).

     (c)  Promptly after receipt by an indemnified party under subsection (a) or
          (b) of this Section 11 of notice of the commencement of any action in respect of a Claim, such indemnified party will, if a Claim in respect thereof is to be made against an indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof. In case any such action is brought against any indemnified party, and such indemnified party notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate in and, to the extent that it may wish, jointly with all other indemnifying parties, similarly notified, assume the defense thereof, with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party, and the indemnified party shall have reasonably concluded that there may be legal defenses available to the indemnified party and/or other indemnified parties that are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties.

     (d) Upon receipt of notice from the indemnifying party to such indemnified party of the indemnifying party's election to assume the defense of such action and upon approval by the indemnified party of counsel selected by the indemnifying party, which approval will not be unreasonably withheld, the indemnifying party will not be liable to such indemnified party under subsection (a) or (b) of this Section 11 for any legal fees or other expenses of counsel subsequently incurred by such indemnified party in connection with the defense thereof, unless:

          (i) the indemnified party shall have employed separate counsel in connection with the assumption of legal defenses in accordance with the proviso to the last sentence of subsection (c) of this
                Section 11 (it being understood, however, that the indemnifying party shall not be liable for the legal fees and expenses of more than one separate counsel (plus local counsel), approved by the Representatives if one or more of the Underwriters or their controlling persons are the indemnified parties); or

          (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after the indemnified party's notice to the indemnifying party of commencement of the action;

     (e) If the indemnification provided for in this Section 11 is unavailable to an indemnified party or is insufficient to hold harmless an indemnified party under subsection (a) or (b) of this Section 11 in respect of any Claim referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall, subject, to the limitations hereinafter set forth, contribute to the amount paid or payable by such indemnified party as a result of such Claim:

          (i) in such proportion as is appropriate to reflect the relative benefits received by the Offerors on the one hand and the Underwriters on the other hand from the offering of the Preferred Securities; or

          (ii) if the allocation provided by clause (e)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (e)(i) above, but also the relative fault of the Offerors on the one hand and the Underwriters on the other hand in connection with the statements or omissions that resulted in such Claim, as well as any other relevant equitable considerations.

     The respective relative benefits received by the Offerors on the one hand and the Underwriters on the other hand shall be deemed to be in such proportion that the Underwriters are responsible for that portion of a Claim represented by the percentage that the amount of the Underwriting Commission bears to the public offering price of the Preferred Securities, and the Company, Kingsway America and/or the Guarantor (including their directors, officers, and controlling persons) is responsible for the remaining portion of such Claim.

     The relative fault of the Offerors on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Offerors on the one hand or the

Underwriters on the other hand and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such untrue statement or omission. The amount paid or payable by a party as a result of the Claims referred to above shall be deemed to include, subject to the limitations set forth in subsections (c) and (d) of this Section 11, any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim.

     (f) The Offerors and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 11 were determined by pro rata or per capita allocation or by any other method or allocation that does not take into account the equitable considerations referred to in subsection (e) of this Section 11. Notwithstanding the other provisions of this Section 11, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Preferred Securities underwritten by it and distributed to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligation to contribute pursuant to this Section 11 are several in proportion to their respective underwriting commitments and not joint.

     (g) The obligations of the Company, Kingsway America and the Guarantor and the Underwriters under this Section 11 shall be in addition to any liability that the Company, Kingsway America, the Guarantor or the Underwriters may otherwise have.

     12. Default of Underwriters. It shall be a condition to this Agreement and to the obligations of the Trust to sell and deliver the Preferred Securities hereunder, and to the obligations of each Underwriter to purchase the Preferred Securities in the manner described herein, that, except as hereinafter provided in this Section 12, each of the Underwriters (except a defaulting Underwriter) shall purchase and pay for all the Preferred Securities agreed to be purchased by such Underwriter hereunder upon tender to the Representatives of all such Preferred Securities in accordance with the terms hereof. If any Underwriter or Underwriters default in its or their obligations to purchase Preferred Securities hereunder on either the Closing Date or the Option Closing Date and the aggregate number of Preferred Securities that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed ten percent (10%) of the liquidation amount of Preferred Securities the Underwriters are obligated to purchase on such Closing Date, the Representatives may make arrangements for the purchase of such Preferred Securities by other persons, including any of the Underwriters, but if no such arrangements are made by such Closing Date or Option Closing Date the nondefaulting Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Preferred Securities such defaulting Underwriters agreed but failed to purchase on such Closing Date or Option Closing Date. If any Underwriter or

Underwriters so default and the liquidation amount of Preferred Securities with respect to which such default or defaults occur is greater than the above percentage and arrangements satisfactory to the Representatives for the purchase of such Preferred Securities by other persons are not made within forty-eight
(48) hours after such default, this Agreement will terminate without liability on the part of any nondefaulting Underwriter or the Offerors, except to the extent provided in Section 11.

     If Preferred Securities to which a default relates are to be purchased by the nondefaulting Underwriters or by another party or parties, the Representatives or the Company shall have the right to postpone the Closing Date or Option Closing Date, as the case may be, for not more than seven (7) business days in order that the necessary changes, if any, in the Registration Statement, Prospectus, and any other documents, as well as any other arrangements, may be effected. As used in this Agreement, the term "Underwriter" includes any person substituted for an Underwriter under this Section 12. Nothing herein will relieve a defaulting Underwriter from liability for its default.

     13. Effective Date. This Agreement shall become effective immediately on the date hereof.

     14. Termination. Without limiting the right to terminate this Agreement pursuant to any other provision hereof, this Agreement may be terminated by the Representatives prior to the Closing Date and the option from the Company and the Trust referred to in Section 3, if exercised, may be canceled by the Representatives at any time prior to the Option Closing Date, if:

     (a) The Offerors shall have failed, refused, or been unable, at or prior to the Closing Date or Option Closing Date, as the case may be, to perform any agreement in all material respects, on its part to be performed hereunder;

     (b) Any other condition to the obligations of the Underwriters hereunder is not fulfilled; or

     (c) In the Representatives' judgment, payment for and delivery of the Preferred Securities is rendered impracticable or inadvisable because:

          (i) Additional governmental restrictions, not in force and effect on the date hereof, shall have been imposed upon trading in securities generally or minimum or maximum prices shall have been generally established on any national securities exchange or over-the-counter market, or trading in securities generally shall have suspended on any national securities exchange or on The Nasdaq, or a general banking moratorium shall have been established by U.S. or Canadian federal or state authorities;

          (ii) Any event shall have occurred or shall exist that makes untrue or incorrect in any material respect any statement or information contained in the Registration Statement or that is not reflected in the Registration Statement but should be reflected therein to make the statements or information contained therein not misleading in any material respect; or

          (iii) Any outbreak or escalation of major hostilities or other national or international calamity or any substantial change in political, financial or economic conditions shall have occurred or shall have accelerated to such extent, in the Representatives' judgment, as to have a material adverse effect on the general securities market or make it impracticable or inadvisable to proceed with completion of the sale and payment for the Preferred Securities as provided in this Agreement.

     Any termination pursuant to this Section 14 shall be without liability on the part of any Underwriter to the Offerors or on the part of the Offerors to any Underwriter (except for expenses to be paid by the Company and Guarantor pursuant to Section 7 or reimbursed by the Company and Guarantor pursuant to
Section 9 and except as to indemnification and contribution to the extent provided in Section 11).

     15. Representations and Indemnities to Survive Delivery. The respective indemnity and contribution agreements of the Company, Kingsway America, the Guarantor and the Underwriters, and the representations, warranties, covenants, other statements of the Offerors and of their directors and officers set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter, the Offerors or any of its or their partners, officers, directors, or any controlling person, as the case may be, and will survive delivery of and payment for the Preferred Securities sold hereunder. The respective indemnity and contribution agreements of the Company, Kingsway America, the Guarantor and the Underwriters, the provisions of Section 7(a) and Section 9 of this Agreement, and the representations and warranties of the Offerors will survive the termination or cancellation of this Agreement.

     16. Notices. All communications hereunder shall be in writing and, if sent to the Representatives, will be mailed, delivered, or telecopied (with receipt confirmed) to The Representatives, c/o Advest, Inc., at One Rockefeller Plaza, 20th Floor, New York, New York 10020, Attention: Alexander M. Clark, Managing Director (Fax No. (212) 484-3892) with a copy to William R. Kunkel, Skadden, Arps, Slate, Meagher & Flom (Illinois), 333 West Wacker Drive, Suite 2100, Chicago, Illinois 60606 (Fax No. (312) 407-0411); and if sent to the Offerors, will be mailed, delivered, or telecopied (with receipt confirmed) to Kingsway Financial Services Inc., 5310 Explorer Drive, Suite 200, Mississauga, Ontario L4W 5H8, Attention: W. Shaun Jackson (Fax No. (905) 629-0973) with a copy to Janet O. Love, Lord, Bissell & Brook, 115 South LaSalle Street, Chicago, Illinois 60603 (Fax No. (312) 443-0336).

     17. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors or assigns, and to the benefit of the directors, officers and partners (and their personal representatives) and controlling persons referred to in Section 11, and no other person shall acquire or have any right or obligation hereunder. The terms "successors or assigns," as used in this Agreement, shall not include any purchaser of the Preferred Securities from any Underwriter merely by reason of such purchase.

     18. Partial Unenforceability. If any section, subsection, clause, or provision of this Agreement is for any reason determined to be invalid or unenforceable, such determination shall not affect the validity or enforceability of any other section, subsection, clause, or provision hereof.

     19. Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

     20.  Judicial Proceedings.

     (a) The Guarantor, the Company and Kingsway America expressly accept and irrevocably submit to the non-exclusive jurisdiction of the United States Federal or New York State court sitting in the Borough of Manhattan, The City of New York, New York, over any suit, action or proceeding arising out of or relating to this Agreement, the Indenture or the Guarantee Agreements. To the fullest extent it may effectively do so under applicable law, the Guarantor, the Company and Kingsway America irrevocably waive and agree not to assert, by way of motion, as a defense or otherwise, any claim that it is not subject to the jurisdiction of any such court, any objection that each of them may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

     (b) The Guarantor, the Company and Kingsway America agree, to the fullest extent that it may effectively do so under applicable law, that a judgment in any suit, action or proceeding of the nature referred to in Section 20(a) brought in any such court shall be conclusive and binding upon the Guarantor, the Company and Kingsway America, subject to rights of appeal and may be enforced in the courts of the United States of America or the State of New York (or any other court the jurisdiction to which the Guarantor, the Company or Kingsway America is or may be subject) by a suit upon such judgment.

     (c) The Guarantor, the Company and Kingsway America irrevocably designate and appoint Lord, Bissell & Brook, One Penn Plaza, New York, NY 10119 as their authorized agent, upon whom process may be served in any suit, action or proceeding of the nature referred to in Section 20(a) by mailing a copy thereof by registered or certified mail, postage prepaid, return receipt requested, to such agent at such address and to the Offerors as specified in Section 16. The Guarantor, the Company and Kingsway America agree that such service (i) shall be deemed in every respect effective service of process upon every suit, action or proceeding and (ii) shall, to the fullest extent permitted by law, be taken and held to be valid personal service upon and personal delivery to the Guarantor, the Company and Kingsway America. Notices hereunder shall be conclusively presumed received as evidenced by a delivery receipt furnished by the United States Postal Service or any commercial delivery service.

     (d) Nothing in this Section 20 shall affect the right of any Underwriter to serve process in any manner permitted by law, or limit any right to bring proceedings against the Guarantor, the Company or Kingsway America in the courts of any jurisdiction or to enforce in any lawful manner a judgment obtained in one jurisdiction in any other jurisdiction.

     21. Entire Agreement. This Agreement embodies the entire agreement among the parties hereto with respect to the transactions contemplated herein and there have not been and are no agreements among the parties with respect to such transactions other than as set forth or provided for herein.

     22. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

                    [SIGNATURES APPEAR ON THE FOLLOWING PAGE]

     If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to us the enclosed counterparts hereof, whereupon it will become a binding agreement among the Company, the Guarantor, Kingsway America, the Trust and the Underwriters, including the Representatives, in accordance with its terms.

                                       Very truly yours,

                                       KINGSWAY FINANCIAL SERVICES INC.,
                                       as Guarantor


                                       ____________________________________
                                       By:    William G. Star
                                       Title: Chairman, President and Chief
                                              Executive Officer


                                       ____________________________________
                                       By:    W. Shaun Jackson
                                       Title: Executive Vice President and
                                              Chief Financial Officer

                                       KINGSWAY FINANCIAL CAPITAL TRUST I,
                                       as Trust

                                       By:    Kingsway U.S. Funding Inc., as
                                       Depositor


                                       ____________________________________
                                       By:    James R. Zuhlke
                                       Title: President

                                       KINGSWAY U.S. FUNDING INC.,
                                       as Depositor


                                       ____________________________________
                                       By:    James R. Zuhlke
                                       Title: President

                                       KINGSWAY AMERICA INC.

                                       ____________________________________
                                       By:    James R. Zuhlke
                                       Title: President


                                       ____________________________________
                                       By:    W. Shaun Jackson
                                       Title: Vice President and Secretary

Accepted as of the date hereof

ADVEST, INC.
FERRIS, BAKER WATTS, INCORPORATED
KEEFE, BRUYETTE & WOODS, INC.
RAYMOND JAMES & ASSOCIATES, INC.
SANDLER O'NEILL & PARTNERS, L.P.
PUTNAM LOVELL NBF SECURITIES INC.
RBC DAIN RAUSCHER INC.
As Representatives of the Several
Underwriters Named in Schedule I Hereto

By: ADVEST, INC.


____________________________________
By:_________________________________
Title:______________________________

                                   SCHEDULE I

                                                        Liquidation Amount of
                                                        Firm Securities to be
Name of Underwriter                                           Purchased
-------------------                                     ---------------------

Advest, Inc ....................................................... $________
Ferris Baker Watts ................................................ $________
Keefe, Bruyette & Woods, Inc ...................................... $________
Raymond James & Associates, Inc ................................... $________
Sandler O'Neill & Partners, L.P ................................... $________
Putnam Lovell NBF Securities Inc .................................. $________
RBC Dain Rauscher Inc ............................................. $________
         Total .................................................... $
                                                                     ========

                                   SCHEDULE II
                              LIST OF SUBSIDIARIES

--------------------------------------------------------------------------------
                          NAME                               JURISDICTION OF
                                                              INCORPORATION
--------------------------------------------------------------------------------
American Service Investment Corporation                         Illinois
American Service Insurance Company, Inc.                        Illinois
--------------------------------------------------------------------------------
Avalon Risk Management, Inc.                                    Illinois
--------------------------------------------------------------------------------
AOA Payment Plan, Inc.                                          Illinois
Appco Finance Corporation                                       Florida
Auto Body Tech, Inc.                                            Florida
Corporate Claim Services, Inc.                                  Florida
Hamilton Risk Management Company                                Florida
Insurance Management Services Inc.                              Florida
Yorktowne Premium Finance Company                             Pennsylvania
U.S. Security Insurance Company                                 Florida
--------------------------------------------------------------------------------
Jevco Insurance Company                                          Canada
--------------------------------------------------------------------------------
Kingsway America Inc.                                           Delaware
--------------------------------------------------------------------------------
Kingsway Finance Nova Scotia, ULC                             Nova Scotia
--------------------------------------------------------------------------------
Kingsway General Insurance Company                              Ontario
--------------------------------------------------------------------------------
Kingsway Reinsurance (Bermuda) Ltd.                             Bermuda
--------------------------------------------------------------------------------
Kingsway Reinsurance Corporation                                Barbados
--------------------------------------------------------------------------------
Kingsway U.S. Finance Partnership                               Delaware
--------------------------------------------------------------------------------
Kingsway U.S. Tier II Finance Partnership                       Delaware
--------------------------------------------------------------------------------
Kingsway U.S. Funding Inc.                                      Delaware
--------------------------------------------------------------------------------
Kingsway Financial Capital Trust I                              Delaware
--------------------------------------------------------------------------------
Kingsway Connecticut Statutory Trust I                        Connecticut
--------------------------------------------------------------------------------
Kingsway Connecticut Statutory Trust II                       Connecticut
--------------------------------------------------------------------------------
Kingsway Delaware Statutory Trust III                           Delaware
--------------------------------------------------------------------------------
Metro Claim Services Inc.                                       Ontario
--------------------------------------------------------------------------------
Southern United Holding, Inc.                                   Alabama
Consolidated Insurance Management Corp.                         Alabama
Funding Plus of America, Inc.                                   Alabama
Southern United Fire Insurance Company                          Alabama
Southern United General Agency of Texas, Inc.                    Texas
--------------------------------------------------------------------------------
ARK Insurance Agency, Inc.                                      Illinois
UCC Corporation                                                  Nevada
Universal Casualty Company                                      Illinois
--------------------------------------------------------------------------------
Walshire Assurance Company                                    Pennsylvania
Lincoln General Insurance Company                             Pennsylvania
--------------------------------------------------------------------------------
York Fire & Casualty Insurance Company                          Ontario
--------------------------------------------------------------------------------
American Country Insurance Company                              Illinois
American Country Holdings Inc.                                  Delaware
American Country Professional Services Corporation              Delaware
American Country Underwriting Agency Inc.                       Illinois
American Country Financial Services Corp.                       Illinois
--------------------------------------------------------------------------------

                                    EXHIBIT A

          The opinion of Lord, Bissell & Brook, special U.S. counsel to the Company, Kingsway America and the Guarantor, to be delivered pursuant to Section 8(d)(i) of the Underwriting Agreement shall be substantially to the effect that:

1. Each of the Company and Kingsway America have been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of organization, with full corporate power and authority to own, lease, and operate its properties and conduct its business as described in the Registration Statement and is qualified to do business as a foreign corporation under the corporation laws of each jurisdiction in which it owns or leases properties, has an office or in which business is conducted and such qualification is required, except where the failure to so qualify would not have a Material Adverse Effect.

2. Each U.S. significant Subsidiary, other than the Company and Kingsway America, is validly existing as a corporation in good standing under the laws of its jurisdiction of organization, with full corporate power and authority to own, lease and operate its properties and conduct its business as described in the Registration Statement and is qualified to do business as a foreign corporation under the corporation laws of each jurisdiction in which such U.S. Subsidiary owns or leases properties, has an office, or in which business is conducted and such qualification is required, except where the failure to so qualify would not have a Material Adverse Effect.

3. The Company and Kingsway America have the requisite corporate power and authority to execute, deliver, and perform the Underwriting Agreement; the Underwriting Agreement has been duly authorized, executed and delivered by the Company and Kingsway America, and constitutes a legal, valid, and binding obligation of the Company and Kingsway America and, assuming that it has been duly authorized, executed and delivered by the Guarantor, is enforceable against each of the Guarantor, the Company and Kingsway America in accordance with its terms (except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, receivership, readjustment of debt, moratorium, fraudulent conveyance or similar laws relating to or affecting creditors' rights generally or general equity principles (whether considered in a proceeding in equity or at law)) or public policy.

4. The Trust Agreement has been duly authorized, executed and delivered by the Company.

5. The Preferred Securities Guarantee Agreement, assuming that it has been duly authorized, executed and delivered by the Guarantor, is enforceable against the Guarantor in accordance with its terms (except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, receivership, readjustment of debt, moratorium, fraudulent conveyance or similar laws relating to or affecting creditors' rights generally or general equity principles (whether considered in a proceeding in equity or at law)).

6. The Indenture has been duly authorized, executed and delivered by the Company, has been duly qualified under the Trust Indenture Act, and is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms (except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, receivership, readjustment of debt, moratorium, fraudulent conveyance or similar laws relating to or affecting creditors' rights generally or general equity principles (whether considered in a proceeding in equity or in law)).

7. The Indenture, assuming that it has been duly authorized, executed and delivered by the Guarantor, is enforceable against the Guarantor in accordance with its terms (except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, receivership, readjustment of debt, moratorium, fraudulent conveyance or similar laws relating to or affecting creditors' rights generally or general equity principles (whether considered in a proceeding in equity or in law)).

8. The Junior Subordinated Debentures have been duly authorized, executed and delivered by the Company and when duly authenticated in accordance with the Indenture and delivered and paid for in accordance with the Trust Agreement, will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms (except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, receivership, readjustment of debt, moratorium, fraudulent conveyance or similar laws relating to or affecting creditors' rights generally or general equity principles (whether considered in a proceeding in equity or at law)).

9. The Subordinated Notes have been duly authorized, executed and delivered by Kingsway America and when paid for in accordance with their terms, will be valid and binding obligations of Kingsway America, enforceable against Kingsway America in accordance with their terms (except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, receivership, readjustment of debt, moratorium, fraudulent conveyance or similar laws relating to or affecting creditors' rights generally or general equity principles (whether considered in a proceeding in equity or at law)).

10. The Trust is not an "investment company" or an entity "controlled" by an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended and, immediately after giving effect to the offering and sale of the Preferred Securities and the application of the proceeds thereof as described in the Prospectus, will not be an "investment company" or an entity "controlled by an "investment company."

11. The Preferred Securities, the Common Securities, the Trust Agreement, the Debenture Guarantee, the Preferred Securities Guarantee Agreement, the Junior Subordinated Debentures, the Indenture and the Subordinated Notes conform in all material respects to the descriptions thereof contained in the Registration Statement and the Prospectus.

12. To the extent that the descriptions in the sections of the Prospectus entitled "Risk Factors," "The Company," "Description of the Trust Preferred Securities," "Description of the Debentures and the Debenture Guarantee," "Description of the Preferred Securities Guarantee," "Relationship Among the Trust Preferred Securities, the Debentures and the Guarantees," "Material U.S. Federal Income Tax Consequences," "Underwriting," "Enforcement of Civil Liabilities" and "Part II - Information Not Required in Prospectus - Item 8. Indemnification of Directors and Officers" constitute matters of U.S. law, summaries of U.S. legal matters, U.S. legal proceedings, U.S. legal conclusions, summaries of the organizational documents or bylaws of the Company and the Trust, or the documents referred to therein, such descriptions have been reviewed by us and are complete and correct and accurately present the information called for with respect to such information in all material respects.

13. The Registration Statement was declared effective under the Securities Act as of the date and time specified in such opinion and, to such counsel's knowledge and information, no stop order suspending the effectiveness of the Registration Statement has been issued under the Securities Act and no proceedings therefor have been initiated or threatened by the Commission.

14. The Registration Statement and the Prospectus and any amendment or supplement thereto made by the Guarantor or the Company prior to the Closing Date or any Option Closing Date (except for the financial statements and schedules and other financial and statistical data included or incorporated by reference therein, as to which such counsel need not express an opinion), when it or they became effective or were filed with the Commission, as the case may be, and in each case at the Closing Date or any Option Closing Date, complied as to form in all material respects with the requirements of the Securities Act, the Trust Indenture Act and the applicable rules and regulations under said Acts.

15. Each document filed pursuant to the Exchange Act and incorporated or deemed incorporated by reference in the Registration Statement and the Prospectus (except for the financial statements and schedules and other financial included or incorporated by reference therein, as to which such counsel need not express an opinion) complied when so filed as to form in all material respects with the requirements of the Exchange Act and the applicable rules and regulations of the Commission thereunder; provided, however, no opinion need be given with respect to the laws of Canada or any province, territory or political subdivision thereof.

16. To such counsel's knowledge, other than as set forth in the Prospectus, there are no pending or threatened legal or governmental proceedings to which the Guarantor or any Subsidiary is a party or any property of the Guarantor or any Subsidiary is the subject that, if determined adversely to the Guarantor or any of its Subsidiaries, would individually or in the aggregate have a Material Adverse Effect, or would adversely affect the consummation of the transactions contemplated in the Underwriting Agreement, the Indenture, the Trust Agreement or the Preferred Securities Guarantee Agreement or the issuance of the Subordinated Notes.

17. To such counsel's knowledge there are no contracts, indentures, mortgages, loan agreements, notes, leases or other instruments required to be described in the Registration Statement or to be filed as exhibits thereto other than those described therein or filed or incorporated by reference as exhibits thereto, and the descriptions thereof or references thereto are accurate and complete in all material respects.

18. To such counsel's knowledge, there are no persons with contractual registration or other similar rights to have any equity or debt securities registered for sale under the Registration Statement or included in the offering contemplated by this Agreement or otherwise registered by the Guarantor or any Subsidiary under the Securities Act.

19. Based on such counsel's review of the relevant U.S. federal laws which in such counsel's experience are normally applicable to transactions of the type contemplated by the Underwriting Agreement, no approval, authorization, consent, registration, qualification or other order of any U.S. public board or body is required in connection with the execution and delivery of the Underwriting Agreement, the Trust Agreement, the Preferred Securities Guarantee Agreement and the Indenture or the issuance and sale of the Preferred Securities, the Junior Subordinated Debentures or the Subordinated Notes or the consummation by the Guarantor, the Company and Kingsway America of the other transactions contemplated by the Underwriting Agreement, the Trust Agreement, the Preferred Securities Guarantee Agreement, or the Indenture, except such as have been obtained under the Securities Act, the Exchange Act and the Trust Indenture Act or such as may be required under the blue sky or securities laws of various states in connection with the offering and sale of the Preferred Securities (as to which such counsel need express no opinion).

20. The execution and delivery of the Underwriting Agreement, the Trust Agreement, the Preferred Securities Guarantee Agreement, and the Indenture, the issue and sale of the Preferred Securities, the Common Securities, the Junior Subordinated Debentures and the Subordinated Notes, the compliance by the Guarantor, the Company and Kingsway America with the applicable provisions of the Preferred Securities, the Common Securities, the Junior Subordinated Debentures, the Subordinated Notes, the Indenture and the Underwriting Agreement and the consummation of the transactions herein and therein contemplated will not conflict with or constitute a breach of, or default under, the articles of incorporation or bylaws of the Company or Kingsway America or, to such counsel's knowledge, a breach or default under any contract, indenture, mortgage, loan agreement, note, lease or other instrument known to such counsel to which any U.S. Subsidiary is a party or by which any of their properties may be bound except for such breaches as would not have a Material Adverse Effect, nor will such action result in a violation on the part of any Subsidiary of any U.S. applicable law or regulation or of any U.S. administrative, regulatory or court decree known to such counsel except for such violations as would not have a Material Adverse Effect.

21. To such counsel's knowledge, neither the Guarantor nor any Subsidiary is (by virtue of any action, omission to act, contract to which it is a party or by which it is bound, or any occurrence or state of facts whatsoever) in violation of any applicable U.S.

    federal, state, municipal, or local statutes, laws, ordinances, rules, regulations and/or orders issued pursuant to U.S. federal, state, municipal, or local statutes, laws, ordinances, rules, or regulations (including those relating to any aspect of insurance, reinsurance, environmental protection, occupational safety and health, and equal employment practices) heretofore or currently in effect, except such violation that has been fully cured or satisfied without recourse or that would not have a Material Adverse Effect.

22. To such counsel's knowledge, no insurance regulatory agency or body has issued any order or decree impairing, restricting or prohibiting the payment of dividends by any Subsidiary to the Guarantor or any of the other Subsidiaries.

23. All offers and sales of securities of direct or indirect financing subsidiaries of the Guarantor described in the Prospectus were made outside the United States to certain persons in offshore transactions in compliance with Regulation S and were exempt from the registration requirements of the Securities Act and such offers and sales are not required to be integrated with the offer and sale of the Preferred Securities pursuant to the Registration Statement.

          Nothing has come to such counsel's attention that would lead such counsel to believe that the Registration Statement or any amendment thereto, (except for financial statements and schedules and other financial and statistical data included or incorporated by reference therein, as to which such counsel need not express an opinion), at the time such Registration Statement or any such amendment became effective or at the Closing Date or the Option Closing Date, contained or contains an untrue statement of material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading or that the Prospectus or any amendment or supplement thereto (except for financial statements and schedules and other financial and statistical data included or incorporated by reference therein, as to which such counsel need not express an opinion), at the time the Prospectus was issued, at the time any such amended or supplemented prospectus was issued or at the Closing Date or the Option Closing Date, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

                                    EXHIBIT B

          The opinion of Fogler, Rubinoff LLP, special Canadian counsel to the Guarantor, to be delivered pursuant to Section 8(d)(ii) of the Underwriting Agreement shall be substantially to the effect that:

1. The Guarantor is a corporation existing and in good standing under the laws of the Province of Ontario, with requisite corporate power and authority to own its properties and conduct its business as described in the Registration Statement, except for such power and authority the absence of which would not have a Material Adverse Effect.

2. Each Canadian Subsidiary has been duly incorporated or organized and is validly existing as a corporation in good standing under the laws of the jurisdiction of organization, with full corporate power and authority to own, lease, and operate its properties and conduct its businesses as described in the Registration Statement; the Guarantor and each Canadian Subsidiary is qualified to do business as a foreign corporation under the corporation laws of each jurisdiction in which the Guarantor or such Canadian Subsidiary, as the case may be, owns or leases properties, has an office, or in which business is conducted and such qualification is required, except where the failure to so qualify would not have a Material Adverse Effect.

3. The Guarantor has full corporate power and authority to execute, deliver, and perform the Underwriting Agreement; the Underwriting Agreement has been duly authorized, executed and delivered by the Guarantor, and constitutes a legal, valid, and binding obligation of the Guarantor.

4. The Preferred Securities Guarantee Agreement has been duly authorized, executed and delivered by the Guarantor and is a valid and binding obligation of the Guarantor.

5. The Indenture has been duly authorized, executed and delivered by the Guarantor, and is a valid and binding agreement of the Guarantor.

6. To the extent that the descriptions in the sections of the Prospectus entitled "Risk Factors," "The Company," "Description of Trust Preferred Securities," "Description of the Debentures and the Debenture Guarantee," "Description of the Preferred Securities Guarantee," "Relationship Among the Trust Preferred Securities, the Debentures and the Guarantees," "Enforcement of Civil Liabilities" and "Part II - Information Not Required in Prospectus
    - Item 8. Indemnification of Directors and Officers" constitute matters of Canadian law, summaries of Canadian legal matters, Canadian legal proceedings, Canadian legal conclusions, summaries of the organizational documents or bylaws of the Guarantor, or the documents referred to therein, such descriptions have been reviewed by us and are complete and correct and accurately present the information called for with respect to such information in all material respects.

7. To such counsel's knowledge there are no material pending or threatened legal or governmental proceedings to which the Guarantor or any Subsidiary is a party or of which any property of the Guarantor or any Subsidiary is the subject or which would adversely affect the consummation of the transactions contemplated in the Underwriting Agreement, the Indenture, the Trust Agreement or the Preferred Securities Guarantee Agreement or the issuance of the Subordinated Notes.

8. Based on such counsel's review of the relevant Canadian laws which in such counsel's experience are normally applicable to transactions of the type contemplated by the Underwriting Agreement, no approval, authorization, consent, registration, qualification or other order of any Canadian public board or body is required in connection with the execution and delivery of the Underwriting Agreement, the Trust Agreement, the Preferred Securities Guarantee Agreement and the Indenture or the issuance and sale of the Preferred Securities in the United States or the consummation by the Guarantor and the Company of the other transactions contemplated by the Underwriting Agreement, the Trust Agreement, the Preferred Securities Guarantee Agreement, or the Indenture.

9. The execution and delivery of the Underwriting Agreement, the Trust Agreement, the Preferred Securities Guarantee Agreement, and the Indenture, the issue and sale of the Preferred Securities, the Common Securities, the Junior Subordinated Debentures and the Subordinated Notes in the United States, the compliance by the Guarantor, the Company and Kingsway America with the provisions of the Preferred Securities, the Common Securities, the Junior Subordinated Debentures, the Subordinated Notes, the Indenture and the Underwriting Agreement and the consummation of the transactions herein and therein contemplated will not conflict with or constitute a breach of, or default under, the articles of incorporation or bylaws of the Guarantor or, to such counsel's knowledge, a breach or default under any contract, indenture, mortgage, loan agreement, note, lease or other instrument known to such counsel to which either the Guarantor or any Canadian Subsidiary is a party or by which either of them or any of their respective properties may be bound except for such breaches as would not have a Material Adverse Effect, nor will such action result in a violation on the part of the Guarantor or any Subsidiary of any Canadian applicable law or regulation or of any Canadian administrative, regulatory or court decree known to such counsel except for such violations as would not have a Material Adverse Effect.

10. To such counsel's knowledge, neither the Guarantor nor any Subsidiary is (by virtue of any action, omission to act, contract to which it is a party or by which it is bound, or any occurrence or state of facts whatsoever) in violation of any applicable Canadian laws, ordinances, rules, regulations and/or orders issued pursuant to Canadian laws, ordinances, rules, or regulations (including those relating to any aspect of insurance, reinsurance, environmental protection, occupational safety and health, and equal employment practices) heretofore or currently in effect, except such violation that has been fully cured or satisfied without recourse or that would not have a Material Adverse Effect.

11. To such counsel's knowledge, no Canadian insurance regulatory agency or body has issued any order or decree impairing, restricting or prohibiting the payment of dividends by any Subsidiary to the Guarantor or any of the other Subsidiaries.

12. To such counsel's knowledge, except as described in the Prospectus, no change in any Canadian insurance laws or regulations is pending which could reasonably be expected to be adopted and if adopted, would have, individually or in the aggregate with all such changes, a Material Adverse Effect.

13. The execution and delivery of the Underwriting Agreement, the Trust Agreement, the Preferred Securities Guarantee Agreement, and the Indenture, the issue and sale of the Preferred Securities, the Common Securities, the Junior Subordinated Debentures and the Subordinated Notes in the United States, the compliance by the Guarantor, the Company and Kingsway America with the provisions of the Preferred Securities, the Common Securities, the Junior Subordinated Debentures, the Subordinated Notes, the Indenture and the Underwriting Agreement and the consummation of the transactions herein and therein contemplated will not, to such counsel's knowledge, conflict with or constitute a breach or default under any Applicable Contract/1/ except for such breaches as would not have a Material Adverse Effect.

          Nothing has come to such counsel's attention that would lead such counsel to believe that the Registration Statement or any amendment thereto, (except for financial statements and schedules and other financial and statistical data included or incorporated by reference therein, as to which such counsel need not express an opinion), at the time such Registration Statement or any such amendment became effective or at the Closing Date or the Option Closing Date, contained or contains an untrue statement of material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading or that the Prospectus or any amendment or supplement thereto (except for financial statements and schedules and other financial and statistical data included or incorporated by reference therein, as to which such counsel need not express an opinion), at the time the Prospectus was issued, at the time any such amended or supplemented prospectus was issued or at the Closing Date or the Option Closing Date, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

_______________________

/1/ Applicable Contracts include the material agreements, including reinsurance agreements of the Bermuda Subsidiary.

                                    EXHIBIT C

          The opinion of Conyers Dill & Pearman, special Bermuda counsel to the Guarantor, to be delivered pursuant to Section 8(d)(iii) of the Underwriting Agreement shall be substantially to the effect that:

1. The Bermuda Subsidiary is duly incorporated and existing under the laws of Bermuda in good standing (meaning solely that it has not failed to make any filing with any Bermuda governmental authority, or to pay any Bermuda government fee or tax, which would make it liable to be struck off the Register of Companies and thereby cease to exist under the laws of Bermuda), with full corporate power and authority to conduct its businesses as described in the Registration Statement.

2.  The Bermuda Subsidiary is in compliance with the Insurance Act 1978.

3. The execution and delivery of the Underwriting Agreement by the Guarantor and the performance by the Guarantor of its obligations thereunder will not violate the memorandum of association or by-laws of the Bermuda Subsidiary.

4. To the extent that the descriptions in the sections of the Prospectus entitled "The Company -- Bermuda" constitute matters of Bermuda law, summaries of Bermuda legal matters, Bermuda legal proceedings, Bermuda legal conclusions, such descriptions have been reviewed by us and are complete and correct and accurately present such information in all material respects.

5. Based solely upon a search of the Cause Book of the Supreme Court of Bermuda conducted at [ am/pm] on September [__], 2003, (which would not reveal details of proceedings which have been filed but not actually entered in the Cause Book at the time of the search), there are no judgments against the Bermuda Subsidiary, nor any legal or governmental proceedings pending in Bermuda to which the Bermuda Subsidiary or any of its properties is subject.

6. Based solely on a search of the public records in respect of the Bermuda Subsidiary maintained at the offices of the Registrar of Companies at [ am/pm] on September __, 2003 (which would not reveal details of matters which have not been lodged for registration or have been lodged for registration but not actually registered at the time of our search) and a search of the Cause Book of the Supreme Court of Bermuda conducted at [ am/pm] on September __, 2003 (which would not reveal details of proceedings which have been filed but not actually entered in the Cause Book at the time of our search), no steps have been, or are being, taken in Bermuda for the appointment of a receiver or liquidator to, or for the winding-up, dissolution, reconstruction or reorganisation of, the Bermuda Subsidiary, though it should be noted that the public files maintained by the Registrar of Companies do not reveal whether a winding-up petition or application to the Court for the appointment of a receiver has been presented and entries in the Cause Book may not specify the nature of the relevant proceedings

                                    EXHIBIT D

          The opinion of David King & Co., special Barbados counsel to the Guarantor, to be delivered pursuant to Section 8(d)(iv) of the Underwriting Agreement shall be substantially to the effect that:

1. The Barbados Subsidiary has been duly incorporated or organized and is validly existing as a corporation in good standing under the laws of Barbados, with full corporate power and authority to own, lease, and operate its properties and conduct its businesses as described in the Registration Statement.

2. To the extent that the descriptions in the sections of the Prospectus entitled "The Company--Barbados" constitute matters of Barbados law, summaries of Barbados legal matters, Barbados legal proceedings, Barbados legal conclusions, or documents referred to therein, such descriptions have been reviewed by us and are complete and correct and accurately present the information called for with respect to such information in all material respects.

3. To such counsel's knowledge, there are no pending or threatened material legal or governmental proceedings to which the Barbados Subsidiary is a party or of which any property of the Barbados Subsidiary is the subject or which would adversely affect the consummation of the transactions contemplated in the Underwriting Agreement, the Indenture, the Trust Agreement or the Preferred Securities Guarantee Agreement.

4. To such counsel's knowledge, the execution and delivery of the Underwriting Agreement, the Trust Agreement, the Preferred Securities Guarantee Agreement, and the Indenture, the issue and sale of the Preferred Securities, the Common Securities, the Junior Subordinated Debentures and the Subordinated Notes, the compliance by the Guarantor, the Company and Kingsway America with the provisions of the Preferred Securities, the Common Securities, the Junior Subordinated Debentures, the Subordinated Notes, the Indenture and the Underwriting Agreement and the consummation of the transactions herein and therein contemplated will not conflict with or constitute a breach or default under any contract, indenture, mortgage, loan agreement, note, lease or other instrument known to such counsel to which the Barbados Subsidiary is a party or by which its properties may be bound except for such breaches as would not have a Material Adverse Effect, nor will such action result in a violation on the part of the Barbados Subsidiary of any Barbados applicable law or regulation or of any administrative, regulatory or court decree of Barbados except for such violations as would not have a Material Adverse Effect.

5. To such counsel's knowledge, the Barbados Subsidiary is not (by virtue of any action, omission to act, contract to which it is a party or by which it is bound, or any occurrence or state of facts whatsoever) in violation of any applicable Barbados laws, ordinances, rules, regulations and/or orders issued pursuant to Barbados laws, ordinances, rules, or regulations (including those relating to any aspect of insurance and reinsurance) heretofore or currently in effect, except such violation that has been fully cured or satisfied without recourse or that would not have a Material Adverse Effect.

6. To such counsel's knowledge, no Barbados insurance or reinsurance regulatory agency or body has issued any order or decree impairing, restricting or prohibiting the payment of dividends by the Barbados Subsidiary to the Guarantor or any of the other Subsidiaries.

7. To such counsel's knowledge, except as described in the Prospectus, no change in any Barbados insurance or reinsurance laws or regulations is pending which could reasonably be expected to be adopted and if adopted, would have, individually or in the aggregate with all such changes, a Material Adverse Effect.

                                    EXHIBIT E

          The opinion of counsel to the Trust Company to be delivered pursuant to Section 8(d)(v) of the Underwriting Agreement shall be substantially to the effect that:

1. The Trust Company is a trust company duly incorporated and validly existing under the laws of the State of Illinois.

2. The Trust Company, as Property Trustee, Guarantee Trustee and Indenture Trustee, has the requisite power and authority to execute, deliver and perform its obligations under the Trust Agreement, the Preferred Securities Guarantee Agreement and the Indenture, respectively.

3. The execution, delivery and performance by the Property Trustee of the Trust Agreement, the execution, delivery and performance by the Guarantee Trustee of the Preferred Securities Guarantee Agreement and the execution, delivery and performance by the Indenture Trustee of the Indenture have been duly authorized by all necessary corporate action on the part of the Property Trustee, the Guarantee Trustee and the Indenture Trustee, respectively. The Trust Agreement, the Preferred Securities Guarantee Agreement and the Indenture have been duly executed and delivered by the Property Trustee, the Guarantee Trustee and the Indenture Trustee, respectively, and constitute the legal, valid and binding obligations of the Property Trustee, the Guarantee Trustee and the Indenture Trustee, respectively, enforceable against the Property Trustee, the Guarantee Trustee and the Indenture Trustee, respectively, in accordance with their terms, except as enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws relating to the enforcement of creditors' rights generally, and by principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

4. The execution, delivery and performance of the Trust Agreement, the Preferred Securities Guarantee Agreement and the Indenture by the Property Trustee, the Guarantee Trustee and the Indenture Trustee, respectively, do not conflict with or constitute a breach of (i) the Organization Certificate or By-laws of the Property Trustee, the Guarantee Trustee and the Indenture Trustee, respectively, (ii) the terms of any indenture or other agreement or instrument known to such counsel and to which the Property Trustee, the Guarantee Trustee or the Indenture Trustee, respectively, is a party or is bound, (iii) any judgment, order or decree known to such counsel to be applicable to the Property Trustee, the Guarantee Trustee or the Indenture Trustee, respectively, of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over the Property Trustee, the Guarantee Trustee or the Indenture Trustee, respectively or
    (iv) any law or administrative regulation of the State of Delaware or the United States of America governing the trust powers of the Trust Company.

5. No consent, approval or authorization of, or registration with or notice to any New York or federal banking authority is required for the execution, delivery or performance by the

    Property Trustee, the Guarantee Trustee or the Indenture Trustee of the Trust Agreement, the Preferred Securities Guarantee Agreement and the Indenture, respectively.

6. The Junior Subordinated Debentures delivered on the date hereof have been duly authenticated by the Trust Company, as Indenture Trustee, in accordance with the terms of the Indenture. The Preferred Securities delivered on the date hereof have been duly authenticated by due execution and delivered by the Trust Company, as Property Trustee, in accordance with the Trust Agreement.

                                    EXHIBIT F

          The opinion of counsel, as special Delaware counsel to the Company and the Trust to be delivered pursuant to Section 8(d)(vi) of the Underwriting Agreement shall be substantially to the effect that:

1. The Trust has been duly created and is validly existing in good standing as a statutory trust under the Delaware Act, and all filings required under the laws of the State of Delaware with respect to the creation and valid existence of the Trust as a statutory trust have been made.

2. Under the Delaware Act and the Trust Agreement, the Trust has the trust power and authority to own its properties and conduct its business, all as described in the Prospectus.

3. The Trust Agreement constitutes a valid and binding obligation of the Company and the Property Trustee and the Delaware Trustee, and is enforceable against the Company and the Property Trustee and the Delaware Trustee, in accordance with its terms.

4. Under the Delaware Act and the Trust Agreement, the Trust has the trust power and authority to execute and deliver, and to perform its obligations under, the Underwriting Agreement, to issue and perform its obligations under the Preferred Securities and the Common Securities and to purchase and hold the Junior Subordinated Debentures.

5. Under the Delaware Act and the Trust Agreement, the execution and delivery by the Trust of the Underwriting Agreement, and the performance by the Trust of its obligations thereunder, have been duly authorized by all necessary trust action on the part of the Trust.

6. The Preferred Securities have been duly authorized by the Trust Agreement and are duly and validly issued and, subject to the qualifications set forth in this paragraph 6, fully paid and nonassessable undivided beneficial interests in the assets of the Trust, and are entitled to the benefits of the Trust Agreement. The holders of the Preferred Securities, as beneficial owners of the Trust, are entitled to the same limitation of personal liability extended to stockholders of private corporations organized under the General Corporation Law of the State of Delaware. Such counsel may note that the holders of the Preferred Securities may be obligated to make payments as set forth in the Trust Agreement.

7. Under the Delaware Act and the Trust Agreement, the issuance of the Preferred Securities and Common Securities is not subject to preemptive rights.

8. The Common Securities have been duly authorized by the Trust Agreement and are duly and validly issued undivided beneficial interests in the assets of the Trust and are entitled to the benefits of the Trust Agreement.

9. The issuance and sale by the Trust of the Preferred Securities and Common Securities, the purchase by the Trust of the Junior Subordinated Debentures, the execution, delivery and performance by the Trust of the Underwriting Agreement, the consummation by the Trust of the transactions contemplated by the Underwriting Agreement and the compliance by the Trust with its obligations thereunder do not violate (i) any of the provisions of the Certificate of Trust or the Trust Agreement or (ii) any applicable Delaware law or administrative regulation.

10. No authorization, approval, consent or order of any Delaware court or Delaware governmental authority or Delaware agency is required to be obtained by the Trust solely in connection with the issuance and sale by the Trust of the Preferred Securities or the Common Securities, the due authorization, execution and delivery by the Trust of the Underwriting Agreement or the performance by the Trust of the Underwriting Agreement.

11. The holders of Preferred Securities (other than those holders of Preferred Securities who reside or are domiciled in the State of Delaware) will have no liability for income taxes imposed by the State of Delaware solely as a result of their participation in the Trust, and the Trust will not be liable for any income tax imposed by the State of Delaware.

12. Each of Kingsway U.S. Finance Partnership and Kingsway U.S. Tier II Finance Partnership has been duly organized and is validly existing as a partnership in good standing under the laws of its jurisdiction of organization, with full power and authority to own, lease, and operate its properties and conduct its business as described in the Registration Statement.

                                    EXHIBIT G

          The opinion of counsel, as Special Delaware counsel to the Company and the Trust to be delivered pursuant to Section 8(d)(vii) of the Underwriting Agreement shall be substantially to the effect that:

1. Delaware Trust is duly incorporated and validly existing in good standing as a Delaware banking corporation with trust powers under the laws of the State of Delaware.

2. Delaware Trust has the corporate power and authority to execute and deliver the Trust Agreement, and has taken all necessary corporate action to authorize the execution and delivery of the Trust Agreement.

                                    EXHIBIT H

          The opinion of Lord, Bissell & Brook, special U.S. tax counsel to the Company, Kingsway America and the Guarantor, to be delivered pursuant to
Section 8(d)(viii) of the Underwriting Agreement shall be substantially to the effect that:

1. The Junior Subordinated Debentures will be treated for United States federal income tax purposes as indebtedness of the Company.

2. The Trust is and will be classified for United States federal income tax purposes as a grantor trust and not as an association taxable as a corporation.

3. The discussion (the "Tax Discussion") set forth under the heading "Material United States Federal Income Tax Consequences" in the Registration Statement fairly states the material United States federal income tax consequences with respect to an investment in the Preferred Securities, subject to the qualifications, limitations or exclusions set forth in such discussion.

                                    EXHIBIT I

          The comfort letter of KPMG LLP, as independent accountants to the Guarantor and its subsidiaries to be delivered pursuant to Section 8(e) of the Underwriting Agreement shall be substantially to the effect that:

1. They are the independent chartered accountants with respect to the Guarantor and its subsidiaries within the meaning of the Securities Act and the applicable published rules and regulations thereunder adopted by the Commission.

2. In their opinion, the consolidated financial statements and any supplementary financial information and schedules examined by them and included or incorporated by reference in the Registration Statement or the Prospectus comply as to form in all material respects with the applicable accounting requirements of the Securities Act or the Exchange Act, as applicable, and the related published rules and regulations thereunder adopted by the Commission as indicated in their reports thereon, copies of which have been furnished to the Representatives.

3. They have made a review in accordance with standards established by the Canadian Institute of Chartered Accountants of the unaudited consolidated statements of operations, retained earnings, consolidated balance sheets and consolidated statements of cash flows included in the Prospectus; and on the basis of specified procedures including inquiries of officials of the Guarantor who have responsibility for financial and accounting matters regarding whether the unaudited consolidated financial statements referred to paragraph 6(A)(i) below comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the Exchange Act and the related published rules and regulations nothing came to their attention that caused them to believe that the unaudited consolidated financial statements do not comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the Exchange Act and the related published rules and regulations.

4. The unaudited selected financial information with respect to the consolidated results of operations and financial position of the Guarantor for the five most recent years included in the Prospectus and included or incorporated by reference in the Guarantor's Annual Report on Form 40-F for the most recent fiscal year agrees with the corresponding amounts in the audited consolidated financial statements for such five fiscal years which were included or incorporated by reference in the Guarantor's Annual Reports on Form 40-F for such fiscal years.

5. They have compared the information in the Prospectus under selected captions, limited to those identified in items 301, 302, 402 and 503(D), of Regulation S-K and on the basis of limited procedures specified in such letter nothing came to their attention as a result of the foregoing procedures that caused them to believe that this information does not conform in all material respects with the disclosure requirements of Form 40-F and of Regulation S-K.

6. On the basis of limited procedures, not constituting an examination in accordance with general accepted auditing standards, consisting of (i) a reading of the unaudited financial statements and other information referred to in Item 3, (ii) a reading of the latest interim consolidated financial statements of the Guarantor and its subsidiaries, (iii) the inspection of the minute books of the Guarantor and its subsidiaries since the date of the latest audited financial statements included or incorporated by reference in the Prospectus, (iv) inquiries of officials of the Guarantor and its subsidiaries responsible for financial and accounting matters and (v) such other inquiries and procedures as may be specified in such letter:

          A) (i) they did not find any change in the share capital or increase in consolidated bank indebtedness of the Guarantor or any decreases in consolidated net assets at July 31, 2003 as compared with the amounts shown in the June 30, 2003 unaudited consolidated balance sheet included in the Registration Statement; and

             (ii) for the period from July 1, 2003 to July 31, 2003, they did not find any decreases, as compared with the corresponding period in the preceding year, in consolidated net premiums earned or in the total or per share amounts of earnings before extraordinary items or of net earnings;

             except in all instances for changes or decreases that the registration statement discloses have occurred or may occur.

          B) (i) they were not informed of any change at September X, 2003 in share capital or increase in consolidated long-term debt of the Company or any decreases in consolidated net assets as compared with amounts shown in the June 30, 2003 unaudited consolidated balance sheet included in the registration statement; or

             (ii) for the period from August 1, 2003 to September X, 2003 they were not informed of any decreases, as compared with the corresponding period in the preceding year, in consolidated net premiums earned, or in the total or per share amounts of earnings before extraordinary items or of net earnings.

             except in all instances for changes or decreases that the Registration Statement discloses have occurred or may occur.

          In addition to the examination referred to in their report included in the Prospectus and the limited procedures, inspection of minute books, inquiries and other procedures referred to in paragraphs 3 and 6 they have carried out certain specified procedures, not constituting an examination in accordance with generally accepted auditing standards, with respect to certain amounts, percentages and financial information specified by the Representatives, which are derived from the general accounting records of the Guarantor and its subsidiaries which appear in the Prospectus, or in Part II of, or in exhibits and schedules to, the Registration Statement specified by the Representatives, and have compared certain of such amounts, percentages and financial information with the accounting records of the Guarantor and its subsidiaries and have found them to be in agreement.

                                    EXHIBIT J

          The comfort letter of KPMG LLP, as independent accountants to American Country Holdings Inc. ("American Country") and its subsidiaries to be delivered pursuant to Section 8(f) of the Underwriting Agreement shall be substantially to the effect that:

1. They are the independent certified public accountants with respect to American Country and its subsidiaries, within the meaning of the Securities Act and the applicable published rules and regulations thereunder.

2. In their opinion, the financial statements examined by them and incorporated by reference into the Registration Statement or the Prospectus comply as to form in all material respects with the applicable accounting requirements of the Securities Act or the Exchange Act, as applicable, and the related published rules and regulations thereunder.